UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.__)

Filed by the Registrant ☒

Filed by a party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

Kezar Life Sciences, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

April 27, 2023

Dear Stockholder:

You are cordially invited to attend the 2023 Annual Meeting of Stockholders of Kezar Life Sciences, Inc., a Delaware corporation (“Kezar”). The meeting will be held on Wednesday, June 14, 2023 at 1:00 p.m., Pacific time at 4000 Shoreline Court, Suite 300, South San Francisco, California 94080.

Details regarding admission to the Annual Meeting and the business to be conducted at the Annual Meeting are described in the accompanying Notice of 2023 Annual Meeting of Stockholders and proxy statement.

We have elected to provide access to our proxy materials over the internet under the U.S. Securities and Exchange Commission’s “notice and access” rules. As a result, we are mailing to our stockholders a Notice of Internet Availability of Proxy Materials instead of paper copies of the proxy statement and our Annual Report. The notice contains instructions on how to access those documents over the internet. The Notice of Internet Availability of Proxy Materials also contains instructions on how stockholders can receive a paper copy of our proxy materials, including the proxy statement, our Annual Report and a form of proxy card or voting instruction form. We believe that providing our proxy materials over the internet increases the ability of our stockholders to connect with the information they need, while reducing the environmental impact and cost of our Annual Meeting.

Your vote is important. Whether or not you plan to attend the Annual Meeting, we hope you will vote as soon as possible. You may vote over the internet, by telephone or, if you receive a paper proxy card by mail, by completing and returning the proxy card or voting instruction form mailed to you. Please carefully review the instructions on each of your voting options described in this proxy statement, as well as in the Notice of Internet Availability of Proxy Materials you received in the mail.

On behalf of the Board of Directors and the employees of Kezar, we thank you for your continued support and look forward to seeing you at the Annual Meeting.

Sincerely,

/s/ John Fowler

John Fowler
Chief Executive Officer

KEZAR LIFE SCIENCES, Inc.

4000 Shoreline Court, Suite 300

South San Francisco, California 94080

(650) 822-5600

NOTICE OF 2023 ANNUAL MEETING OF STOCKHOLDERS

Time	1:00 p.m., Pacific time

Date	Wednesday, June 14, 2023

Place	4000 Shoreline Court, Suite 300, South San Francisco, California 94080

Purpose

(1) To elect the three nominees named in the attached proxy statement as directors to serve on the Board of Directors for a three-year term.

(2) To ratify the selection of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023.

(3) To approve an amendment to the Company's amended and restated certificate of incorporation to increase the number of authorized shares of common stock from 125,000,000 shares to 250,000,000 shares.

(4) To conduct any other business properly brought before the meeting or any adjournment or postponement thereof.

These items of business are more fully described in the proxy statement accompanying this Notice.

Record Date

The record date for the Annual Meeting is April 19, 2023. Only stockholders of record at the close of business on that date may vote at the meeting or any adjournment thereof.

A list of stockholders entitled to vote at the Annual Meeting will be available for inspection by any stockholder of record for purposes germane to the Annual Meeting at our executive offices for a period of 10 days ending the day prior to the Annual Meeting.

Voting by Proxy

You are cordially invited to attend the Annual Meeting in person. Whether or not you expect to attend the Annual Meeting, please vote by telephone or through the internet, or, if you receive a paper proxy card by mail, by completing and returning the proxy card mailed to you, as promptly as possible in order to ensure your representation at the Annual Meeting. Voting instructions are provided in the Notice of Internet Availability of Proxy Materials, or, if you receive a paper proxy card by mail, the instructions are printed on your proxy card and included in the accompanying Proxy Statement. Even if you have voted by proxy, you may still vote in person if you attend the Annual Meeting. Please note, however, that if your shares are held of record by a brokerage firm, bank or other agent and you wish to vote at the Annual Meeting, you must obtain a proxy issued in your name from that agent in order to vote your shares that are held in such agent’s name and account.

By order of the Board of Directors,

/s/ Marc L. Belsky

Marc L. Belsky, Chief Financial Officer and Secretary

South San Francisco, California
April 27, 2023

Page
QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING	1
PROPOSAL 1 — ELECTION OF DIRECTORS	6
General	6
Vote Required	7
Our Recommendation	7
Information About Our Continuing Directors	7
INFORMATION REGARDING THE BOARD AND CORPORATE GOVERNANCE	9
Board Diversity Matrix	9
Board Independence	9
Leadership Structure and Risk Oversight	9
Board Meetings and Attendance	10
Board Committees	10
Audit Committee Report	14
Code of Business Conduct and Ethics	14
Corporate Governance Guidelines	14
Hedging Policy	14
Stockholder Communications with Our Board	14
PROPOSAL 2 — RATIFICATION OF THE SELECTION OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	16
Vote Required	16
Independent Registered Public Accounting Firm Fees	16
Pre-Approval Policies and Procedures	16
Our Recommendation	16
PROPOSAL 3 — APPROVAL OF AMENDMENT TO THE COMPANY'S AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK	17
Vote Required	18
Our Recommendation	18
EXECUTIVE OFFICERS	19
EXECUTIVE OFFICER AND DIRECTOR COMPENSATION	20
Executive Officer Compensation	20
Director Compensation	25
EQUITY COMPENSATION PLAN INFORMATION	26
TRANSACTIONS WITH RELATED PERSONS AND INDEMNIFICATION	27
Policies and Procedures Regarding Transactions with Related Persons	27
Certain Related-Party Transactions	27
Indemnification	27
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	28
HOUSEHOLDING OF PROXY MATERIALS	31
OTHER MATTERS	31
APPENDIX A	32
Certificate of Amendment to the Amended and Restated Certificate of Incorporation of Kezar Life Sciences, Inc.	32

i

KEZAR LIFE SCIENCES, Inc.

4000 Shoreline Court, Suite 300

South San Francisco, California 94080

(650) 822-5600

PROXY STATEMENT

FOR THE 2023 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON June 14, 2023

AT 1:00 P.M., PACIFIC TIME

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING

Why did I receive a Notice of Internet Availability of Proxy Materials on the internet instead of a full set of Proxy Materials?

Pursuant to rules adopted by the Securities and Exchange Commission (the “SEC”), we have elected to provide access to our Proxy Materials over the internet. Accordingly, we have sent you a Notice of Internet Availability because the Board of Directors of Kezar Life Sciences, Inc. (the “Board”) is soliciting your proxy to vote at the 2023 Annual Meeting of Stockholders (the “Annual Meeting”) of Kezar Life Sciences, Inc., including at any adjournments or postponements thereof, to be held on Wednesday, June 14, 2023 at 1:00 p.m., Pacific time.

The Notice of 2023 Annual Meeting of Stockholders (“Notice of Annual Meeting”), this proxy statement, the proxy card or voting instruction form, and the Annual Report on Form 10-K for the year ended December 31, 2022 (the “Annual Report” and collectively, the “Proxy Materials”) are available to stockholders on the internet.

The Notice of Internet Availability will provide instructions as to how a stockholder of record may access and review the Proxy Materials on the website referred to in the Notice of Internet Availability or, alternatively, how to request that a copy of the Proxy Materials, including a proxy card, be sent by mail or email to the stockholder of record. The Notice of Internet Availability will also provide voting instructions. Please note that, while our Proxy Materials are available at the website referenced in the Notice of Internet Availability, no other information contained on either website is incorporated by reference in or considered to be a part of this document.

We intend to mail the Notice of Internet Availability on or about April 27, 2023 to all stockholders of record entitled to vote at the Annual Meeting. The Proxy Materials will be made available to stockholders on the internet on the same date.

Will I receive any other Proxy Materials by mail?

You will not receive any additional Proxy Materials via mail unless you request a printed copy of the Proxy Materials in accordance with the instructions set forth in the Notice of Internet Availability. We may elect, in our discretion, to send you a proxy card and a second Notice of Internet Availability, which we may send on or after May 8, 2023.

How do I attend the Annual Meeting?

The meeting will be held on Wednesday, June 14, 2023 at 1:00 p.m., Pacific time at 4000 Shoreline Court, Suite 300, South San Francisco, California 94080. Information on how to vote in person during the Annual Meeting is discussed below.

When is the record date for the Annual Meeting?

The Board has fixed the record date for the Annual Meeting as of the close of business on April 19, 2023 (the “Record Date”).

Who can vote at the Annual Meeting?

Only stockholders of record at the close of business on the Record Date will be entitled to vote at the Annual Meeting. As of the Record Date, there were a total of 72,372,643 shares of common stock outstanding and entitled to vote.

Stockholder of Record: Shares Registered in Your Name

If on the Record Date, your shares were registered directly in your name with our transfer agent, Computershare Trust Company, N.A., then you are a stockholder of record. As a stockholder of record, you may vote in person at the meeting, vote by proxy over the telephone or through the internet, or vote by proxy using a proxy card that you may request or that we may elect to deliver at a later time. Whether or not you plan to attend the Annual Meeting, we urge you to vote by proxy to ensure your vote is counted.

Beneficial Owner: Shares Registered in the Name of a Broker, Bank or Similar Organization

If on the Record Date, your shares were held, not in your name, but rather in an account at a brokerage firm, bank, dealer or other similar organization, then you are the beneficial owner of shares held in “street name” and the Notice of Internet Availability is being forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker or other agent regarding how to vote the shares in your account. You are also invited to attend the Annual Meeting. However, since you are not the stockholder of record, you may not vote your shares in person at the meeting unless you request and obtain a valid proxy from your broker or other agent, as required. Check with your brokerage firm, bank, dealer or other similar organization, and further follow the instructions you receive during the registration process prior to the stockholder meeting.

What am I voting on?

There are three matters scheduled for a vote:

•
Proposal 1: Election of three Class II director nominees to hold office until the 2026 annual meeting of stockholders;
•
Proposal 2: Ratification of the selection of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023; and
•
Proposal 3: Approval of an amendment to the Company's amended and restated certificate of incorporation to increase the number of authorized shares of common stock from 125,000,000 shares to 250,000,000 shares (the “Charter Amendment”).

What if another matter is properly brought before the meeting?

The Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, the proxies will vote as recommended by the Board or, if no recommendation is given, will vote on those matters in accordance with their best judgment.

How do I vote?

If you are a stockholder of record and your shares are registered directly in your name, you may vote:

•
By Internet. To vote through the internet, go to www.proxyvote.com to complete an electronic proxy card. You will be asked to provide the company number and 16-digit control number from the Notice of Internet Availability, on your proxy card or on the instructions that accompanied your Proxy Materials, as applicable. Your internet vote must be received by 11:59 p.m., Eastern time, on June 13, 2023 to be counted.
•
By Telephone. Call (800) 690-6903 toll-free from the U.S., U.S. territories and Canada, and follow the instructions on the Notice of Internet Availability. You will be asked to provide your 16-digit control number from the Notice of Internet Availability, on your proxy card or on the instructions that accompanied your Proxy Materials, as applicable. Your telephone vote must be received by 11:59 p.m., Eastern time, on June 13, 2023 to be counted.
•
By Proxy Card. Complete and mail the proxy card that may be requested and return it promptly in the envelope provided. If you return your signed proxy card to us before the Annual Meeting, we will vote your shares as you direct.
•
In Person at the Annual Meeting. To vote in person, come to the Annual Meeting, and we will give you a ballot when you arrive.

If you are a beneficial owner of shares held in “street name” (i.e., held for your account by a broker, bank or other nominee), you should have received a notice containing voting instructions from that organization rather than from us. You should follow the instructions in the notice to ensure your vote is counted. To vote in person at the Annual Meeting, you must obtain a valid proxy card from your broker, bank or other nominee. Follow the instructions from your broker, bank or other nominee or contact your broker, bank or other nominee to request a proxy card.

Internet proxy voting will be provided to allow you to vote your shares online, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your internet access, such as usage charges from internet access providers and telephone companies.

How many votes do I have?

On each matter to be voted upon, you have one vote for each share of common stock you own as of the Record Date.

What are the Board’s recommendations on how to vote my shares?

The Board recommends a vote:

•
Proposal 1: FOR the election of each of the three Class II director nominees (page 6)
•
Proposal 2: FOR the ratification of the selection of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2023 (page 16)
•
Proposal 3: FOR the approval of the Charter Amendment (page 17)

Who pays the cost for soliciting proxies?

We will pay the entire cost of soliciting proxies. In addition to these Proxy Materials, our directors and employees may also solicit proxies in person, by telephone, or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We will also reimburse brokers, banks, custodians, other nominees and fiduciaries for forwarding these materials to their principals to obtain the authorization for the execution of proxies.

If I am a stockholder of record and I do not vote, or if I return a proxy card or otherwise vote without giving specific voting instructions, what happens?

If you are a stockholder of record and do not vote by completing your proxy card, by telephone, through the internet or in person at the Annual Meeting, your shares will not be voted. If you return a signed and dated proxy card or otherwise vote without marking voting selections, your shares will be voted, as applicable, “For” the election of each of the three director nominees, “For” the ratification of the selection of KPMG LLP as our independent registered public accounting firm, and “For” the Charter Amendment. If any other matter is properly presented at the meeting, your proxyholder (one of the individuals named on your proxy card) will vote your shares using his or her best judgment.

If I am a beneficial owner of shares and I do not provide my broker or bank with voting instructions, what happens?

If you are a beneficial owner of shares held in street name and you do not instruct your broker, bank or other agent how to vote your shares, your broker, bank or other agent may still be able to vote your shares in its discretion. Under the rules of the New York Stock Exchange (“NYSE”), brokers, banks and other securities intermediaries that are subject to NYSE rules may use their discretion to vote your “uninstructed” shares with respect to matters considered to be “routine” under NYSE rules, but not with respect to “non-routine” matters. Proposal 1 is considered to be “non-routine” under NYSE rules meaning that your broker may not vote your shares on this proposal in the absence of your voting instructions. However, Proposals 2 and 3 are considered to be a “routine” matter under NYSE rules meaning that if you do not return voting instructions to your broker by its deadline, your shares may be voted by your broker in its discretion on Proposals 2 and 3. We encourage you to provide voting instructions to your bank, broker or other nominee. This ensures that your shares will be voted at the Annual Meeting according to your instructions. You should receive directions from your bank, broker or other nominee about how to submit your proxy to them at the time you receive this proxy statement.

If you are a beneficial owner of shares, in order to ensure your shares are voted in the way you would prefer, you must provide voting instructions to your broker, bank or other nominee by the deadline provided in the materials you receive from your broker, bank or other nominee.

What does it mean if I receive more than one Notice of Internet Availability?

If you receive more than one Notice of Internet Availability, your shares may be registered in more than one name or in different accounts. Please follow the voting instructions on each notice to ensure that all of your shares are voted.

Can I change my vote after submitting my proxy?

Stockholder of Record: Shares Registered in Your Name

Yes, if you are the stockholder of record for your shares, you may revoke your proxy at any time before the final vote at the Annual Meeting in one of the following ways:

•
by submitting another properly completed proxy with a later date;
•
by transmitting a subsequent vote over the internet or by telephone prior to 11:59 p.m., Eastern time, on June 13, 2023;
•
by attending the Annual Meeting and voting in person; or
•
by notifying our Secretary in writing at 4000 Shoreline Court, Suite 300, South San Francisco, California 94080 that you are revoking your proxy.

Your last vote, whether prior to or at the Annual Meeting, is the vote that we will count.

Beneficial Owner: Shares Registered in the Name of a Broker, Bank or Similar Organization

If you are a beneficial owner of shares, you must contact your broker or nominee for instructions as to how to change your vote. Your personal attendance at the Annual Meeting does not revoke your proxy. Your last vote, whether prior to or at the Annual Meeting, is the vote that we will count.

How is a quorum reached?

A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if stockholders holding at least a majority of the outstanding shares entitled to vote are present in person at the Annual Meeting or represented by proxy. On the Record Date, there were 72,372,643 shares outstanding and entitled to vote. Thus, the holders of 36,186,322 shares must be present in person or represented by proxy at the Annual Meeting to have a quorum. The inspectors of election appointed for the Annual Meeting will determine whether or not a quorum is present.

Abstentions and broker non-votes, if any, will be counted towards the quorum requirement. If there is no quorum, the holders of a majority of shares present at the meeting in person or represented by proxy may adjourn the meeting to another date.

What are “broker non-votes”?

As discussed above, when a beneficial owner of shares does not give instructions to the broker, bank or other nominee holding the shares as to how to vote on matters deemed to be “non-routine,” the broker, bank or other nominee cannot vote the shares. These unvoted shares are counted as “broker non-votes.”

What vote is required to approve each item and how are votes counted?

The following table summarizes the minimum vote needed to approve each proposal and the effect of abstentions and broker non-votes.

Proposal Number	Proposal Description	Vote Required for Approval	Effect of Abstentions	Effect of Broker Non-Votes	Matter
1.	Election of Directors	Nominees receiving the most “For” votes; withheld votes will have no effect.	Not applicable	No effect	Non-routine
2.	Ratification of the selection of KPMG LLP as our independent registered public accounting firm	“For” votes from the holders of a majority of the voting power of the shares present in person or represented by proxy and entitled to vote on the matter.	Against	Not applicable	Routine*
3.	Charter Amendment	“For” votes from the holders of a majority of the outstanding shares of common stock.	Against	Not applicable	Routine*

* This proposal is considered to be a “routine” matter. Accordingly, if you hold your shares in street name and do not provide voting instructions to your broker, bank or other agent that holds your shares, your broker, bank or other agent has discretionary authority to vote your shares on this proposal.

How can I find out the results of the voting at the Annual Meeting?

We will announce preliminary voting results at our Annual Meeting. We will publish final voting results in a Current Report on Form 8-K that we will file with the SEC within four business days after the Annual Meeting. If final voting results are not available at that time, we will disclose the preliminary results in the Current Report on Form 8-K and, within four business days after the final voting results are known to us, file an amended Current Report on Form 8-K to disclose the final voting results.

When are stockholder proposals due for the 2024 Annual Meeting of Stockholders?

If you wish to submit proposals for inclusion in our proxy statement for the 2024 annual meeting of stockholders (the “2024 Annual Meeting”), we must receive them on or before December 27, 2023. Nothing in this paragraph shall require us to include in our proxy statement or proxy card for the 2024 Annual Meeting any stockholder proposal that does not meet the requirements of the SEC in effect at the time. Any such proposal will be subject to Rule 14a-8 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

If you wish to nominate a director or submit a proposal for presentation at the 2024 Annual Meeting, without including such proposal in next year’s proxy statement, you must be a stockholder of record and provide timely notice in writing to our Secretary at c/o Kezar Life Sciences, Inc., 4000 Shoreline Court, Suite 300, South San Francisco, California 94080. To be timely, we must receive the notice not less than 90 days nor more than 120 days prior to the first anniversary of the Annual Meeting, that is, between February 15, 2024 and March 17, 2024; provided, however, that in the event that the date of the 2023 Annual Meeting is more than 30 days before or more than 30 days after such anniversary date, we must receive your notice (a) no earlier than the close of business on the 120th day prior to the currently proposed 2024 Annual Meeting and (b) no later than the close of business on the later of the 90th day prior to the 2024 Annual Meeting or the close of business on the 10th day following the day on which we first make a public announcement of the date of the 2024 Annual Meeting. Your written notice must contain specific information required in Section 5 of our amended and restated bylaws (the “Bylaws”). In addition, stockholders who intend to solicit proxies in support of director nominees other than our nominees must also comply with the additional requirements of Rule 14a-19(b). For additional information about our director nomination requirements, please see our Bylaws.

Who should I call if I have any additional questions?

If you are the stockholder of record for your shares, please call Marc L. Belsky, our Secretary, at (650) 822-5612. If you are a beneficial owner of shares, please contact the telephone number provided on your voting instruction form or contact your broker, bank or other nominee directly.

PROPOSAL 1: ELECTION OF DIRECTORS

General

Our amended and restated certificate of incorporation provides for a classified board consisting of three classes of directors. Each class consists of three directors and serves for a three-year term. Vacancies on our Board may be filled by the affirmative vote of a majority of directors then in office. A director elected by our Board to fill a vacancy in a class, including vacancies created by an increase in the number of directors, shall serve for the remainder of the full term of that class and until the director’s successor is duly elected and qualified.

Our Board is currently composed of eight directors. There are three Class II directors whose term of office expires in 2023. Upon the recommendation of the Nominating and Corporate Governance Committee, our Board has nominated the three individuals listed in the table below for election as directors at the Annual Meeting. Mr. Berger and Mr. Cooper were previously elected as directors to our Board by our stockholders. After a thorough search process and upon recommendation by our nominating and corporate governance committee, Dr. Klearman was elected as a director by the Board in June 2021. If the director nominees listed below are elected, they will each hold office until the annual meeting of stockholders in 2026 and until each of their successors has been duly elected and qualified or, if sooner, until the director’s resignation or removal. All director nominees are currently serving on our Board and have consented to being named in this proxy statement and to serve if elected. It is our policy to encourage directors and director nominees to attend the Annual Meeting. Four of our directors attended the 2022 Annual Meeting of Stockholders.

The brief biographies below include information regarding the specific and particular experience, qualifications, attributes or skills that led the Nominating and Corporate Governance Committee to believe that each director nominee should serve on the Board. There are no family relationships between any of our executive officers and the director nominees.

Director Nominees	Age(1)	Term Expires	Position(s) Held	Director Since
Franklin Berger	73	2026	Director	2016
Graham Cooper	53	2026	Chairman	2017
Micki Klearman, M.D.	68	2026	Director	2021

(1) As of April 1, 2023

Franklin Berger has served as a member of our Board since January 2016. Mr. Berger worked at Sectoral Asset Management as a founder of the small-cap focused NEMO Fund from January 2007 through June 2008. Prior to that, he served at J.P. Morgan Securities, most recently as Managing Director, Equity Research and Senior Biotechnology Analyst and served in similar capacities at Salomon Smith Barney and Josephthal & Co. Mr. Berger has served as a member of the board of directors of Atreca Inc. since October 2014, Bellus Health, Inc. since May 2010, ESSA Pharma, Inc. since March 2015, Atea Pharmaceuticals, Inc. since September 2019 and Rain Oncology Inc. since May 2020. Mr. Berger previously served as a member of the board of directors Five Prime Therapeutics, Inc., BioTime, Inc., Seattle Genetics, Inc., Proteostasis Therapeutics, Inc., Tocagen Inc. and Immune Design Corp., each publicly held biotechnology companies. Mr. Berger received a B.A. degree in international relations and a M.A. degree in international economics from Johns Hopkins University, and an M.B.A. degree from the Harvard Business School. We believe that Mr. Berger’s financial background and experience in the biotechnology industry combined with his experience serving on the boards of directors of multiple public companies qualifies him to serve on our Board.

Graham Cooper has served as a member of our Board since October 2017 and as our Chairman since May 2022. Mr. Cooper served as Chief Financial Officer and Chief Operating Officer of Assembly Biosciences, Inc. from March 2018 until April 2019. Mr. Cooper served as the Chief Financial Officer of Receptos, Inc. from February 2013 to August 2015 and as the Chief Financial Officer and Executive Vice President of Finance & Business Development at Geron Corporation from January 2012 to December 2012. Prior to that, Mr. Cooper served as Chief Financial Officer of Orexigen Therapeutics, Inc. and held several positions at Deutsche Bank Securities, including Director, Health Care Investment Banking. Mr. Cooper also worked as an accountant at Deloitte & Touche LLP, where he earned his CPA. Mr. Cooper has served as a member of the board of directors of Beam Therapeutics, Inc. since October 2019. Mr. Cooper previously served as a member of the board of directors of Celladon Corporation, Unity Biotechnology, Inc. and Applied Molecular Transport, Inc. Mr. Cooper received a B.A. degree in economics from the University of California at Berkeley and an M.B.A. degree from the Stanford Graduate School of Business. We believe that Mr. Cooper’s financial expertise and executive experience at life sciences companies qualifies him to serve on our Board.

Micki Klearman, M.D. has served as a member of our Board since June 2021. Dr. Klearman is a rheumatologist and internist with over twenty years of clinical experience. Dr. Klearman recently retired from Genentech, Inc., where she worked from 2007 through 2018 in various roles, most recently as Associate Group Medical Director – Immunology Development, working on medications to treat rheumatoid arthritis and vasculitis. Prior to joining Genentech, Dr. Klearman spent twenty years in clinical practice at the Barnes-Jewish Hospital at the Washington University Medical Center. Dr. Klearman received her B.S. in Biology from Stanford University and her M.D. from Washington University School of Medicine in St. Louis. She was trained in internal medicine and completed a rheumatology fellowship at Barnes-Jewish Hospital at Washington University School of Medicine. We believe that Dr. Klearman’s business and leadership experience at life sciences companies and in clinical practice qualifies her to serve on our Board.

Vote Required

Directors are elected by a plurality of the votes of the holders of shares present or represented by proxy and entitled to vote on the election of directors. Accordingly, the three director nominees receiving the highest number of affirmative votes will be elected. You may not vote your shares cumulatively for the election of directors. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the three director nominees named above. If any director nominee becomes unavailable for election as a result of an unexpected occurrence, your shares will be voted for the election of a substitute director nominee proposed by our Board. The Board has no reason to believe that any of the director nominees would prove unable to serve if elected.

Our Recommendation

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR EACH OF THE NAMED DIRECTOR NOMINEES.

Information About Our Continuing Directors

Set forth below are the names, ages and length of service of the remaining directors whose terms continue beyond the Annual Meeting.

Continuing Directors	Age(1)	Term Expires	Position(s) Held	Director Since
John Fowler	51	2024	Chief Executive Officer and Director	2015
Christopher Kirk, Ph.D.(2)	51	2024	Director	2015
Elizabeth Garner, M.D.	55	2025	Director	2019
Michael Kauffman, M.D., Ph.D.	59	2025	Director	2016
Courtney Wallace	39	2025	Director	2021

(1) As of April 1, 2023

(2) In February 2023, Dr. Kirk announced his intention to resign from the positions of President and Chief Scientific Officer of the Company effective April 21, 2023.

The principal occupation, business experience and education of each continuing director are set forth below. Unless otherwise indicated, principal occupations shown for each director have extended for five or more years.

John Fowler is our co-founder and has served as our Chief Executive Officer since March 2015 and as a member of our Board since February 2015. Prior to founding our company, Mr. Fowler was Chief Executive Officer of HealthCPA, a provider of patient advocacy and insurance navigation services, from June 2009 to October 2014. Mr. Fowler received his A.B. and M.B.A. degrees from Stanford University. We believe that Mr. Fowler’s extensive knowledge of our company as co-founder and Chief Executive Officer, his experience as the chief executive officer of multiple companies and his management background and experience in the healthcare industry qualifies him to serve on our Board.

Christopher Kirk, Ph.D. is our co-founder and has served as a member of our Board since February 2015. Dr. Kirk previously served as our President and Chief Scientific Officer from March 2015 to April 2023. Prior to founding our company, Dr. Kirk was the Vice President of Research at Onyx Pharmaceuticals, Inc., from April 2010 to April 2014. Dr. Kirk previously served as Director of Pharmacology and Biology at Onyx Pharmaceuticals and at Proteolix, Inc. Dr. Kirk has served as a member of the Scientific Advisory Board at Karyopharm Therapeutics, Inc., C4 Therapeutics, Inc. and Avidity Biosciences LLC. Dr. Kirk received his B.S. degree in biochemistry from the University of California, Davis, and his Ph.D. degree in cellular and molecular biology from the University of Michigan. We believe that Dr. Kirk’s extensive knowledge of our company as co-founder and his experience at pharmaceutical companies and his scientific experience and achievements qualifies him to serve on our Board.

Elizabeth Garner, M.D. has served as a member of our Board since December 2019. Dr. Garner has over a decade of pharmaceutical development experience, holding roles of increasing strategic responsibility in large and small companies, including Merck, Abbott (AbbVie), Myriad Genetics and Agile Therapeutics. Dr. Garner currently serves as Chief Scientific Officer, U.S. for Ferring Pharmaceuticals, a specialty biopharmaceutical group specializing in reproductive medicine and maternal health and has served since May 2022. Prior to that, Dr. Garner served as the Chief Medical Officer at ObsEva SA, a biopharmaceutical company developing and commercializing novel therapies to improve women’s reproductive health, from July 2019 to May 2022. From January 2014 to July 2019, Dr. Garner was Chief Medical Officer of Agile Therapeutics, Inc., a public women’s healthcare company, and led the company’s clinical development, regulatory, and medical affairs strategies. Prior to her tenure at Agile, Dr. Garner was Vice President, Medical Affairs, Women’s Health/Preventive Care at Myriad Genetics from 2012 to 2014. Before that, she was Senior Director at Abbott Laboratories. From 2007 to 2011, Dr. Garner was Associate Director and then Director, Clinical Research at Merck Research Laboratories. Dr. Garner received joint M.D. and M.P.H degrees from Harvard Medical School and the Harvard School of Public Health. She was trained in obstetrics and gynecology at Brigham and Women’s/Massachusetts General Hospitals and completed a fellowship in gynecologic oncology at Brigham and Women’s and Dana Farber Cancer Institute. Prior to entering the pharmaceutical industry, Dr. Garner had several years of experience in academic clinical practice, basic science research in ovarian cancer, and teaching and mentorship at Harvard Medical School. She is also an author on numerous peer-reviewed scientific papers. We believe that Dr. Garner’s business and leadership experience at life sciences companies and her medical and scientific background qualifies her to serve on our Board.

Michael Kauffman, M.D., Ph.D. has served as a member of our Board since December 2016. Dr. Kauffman co-founded Karyopharm Therapeutics, Inc. in 2008, served as its Chief Executive Officer from January 2011 to April 2021, and served as a member of its board of directors from 2008 to May 2022. Dr. Kauffman also served as the President of Karyopharm Therapeutics, Inc. from January 2011 to December 2013 and as its Chief Medical Officer from December 2012 to December 2013. Prior to that, Dr. Kauffman served as Chief Medical Officer at Onyx Pharmaceuticals, Inc. and as Chief Medical Officer of Proteolix, Inc. Dr. Kauffman was an Operating Partner at Bessemer Venture Partners from 2006 to 2007. Dr. Kauffman also served as President and Chief Executive Officer of both Epix Pharmaceuticals, Inc. and Predix Pharmaceuticals, Inc. and was an operating partner at Bessemer Venture Partners. Dr. Kauffman also held a number of senior positions at Millennium Pharmaceuticals, Inc. and Biogen Idec, Inc. Dr. Kauffman has served on the board of directors of Verastem Inc. since November 2012, Adicet Bio, Inc. since November 2021 and BiVictriX Therapeutics since January 2022, each a publicly held biopharmaceutical company. He also serves on the boards of Parthenon Therapeutics, SirtLab Corp and Mirror Biologics, all private biopharmaceutical companies. Previously, he served on the board of directors of Infinity Pharmaceuticals Inc., a publicly held biopharmaceutical company, from April 2017 until June 2020. Dr. Kauffman received his B.A. degree in biochemistry from Amherst College and his M.D. and Ph.D. degrees in biochemistry, cellular and molecular biology from Johns Hopkins Medical School. Dr. Kauffman completed his residency in internal medicine at Beth Israel Deaconess Hospital and was a fellow in Rheumatology at Massachusetts General Hospital. We believe that Dr. Kauffman’s business and leadership experience at life sciences companies and his medical and scientific background qualifies him to serve on our Board.

Courtney Wallace has served as a member of our Board since December 2021. Ms. Wallace is Chief Business Officer of Beam Therapeutics. Ms. Wallace previously served as Senior Vice President, Business Development and Strategy and has served as Beam’s head of corporate strategy and business development since 2018. She was previously a Senior Director of Business Development at Celgene Corporation, where she was responsible for leading collaborations, licensing transactions, equity investments and mergers and acquisitions across a variety of therapeutic areas. Prior to joining Celgene, Ms. Wallace was a consultant with Easton Associates (now part of Navigant Consulting), a boutique healthcare management consultancy. While with Easton, she advised clients on general corporate strategy, pipeline and portfolio planning, clinical development, sales and marketing activities, and business development. Ms. Wallace holds an A.B. from Harvard College and an MBA from Harvard Business School. We believe that Ms. Wallace’s strategic, operational and business development experience at life sciences companies qualifies her to serve on our Board.

INFORMATION REGARDING THE BOARD AND CORPORATE GOVERNANCE

Board Diversity Matrix

The Board diversity matrix, below, provides the diversity statistics for our Board of Directors. Our previous year’s disclosure can be found in our definitive proxy statement filed with the SEC on April 26, 2022.

Board Diversity Matrix (As of April 27, 2023)
Total Number of Directors	8
	Female	Male
Part I: Gender Identity
Directors	3	5
Part II: Demographic Background
African American or Black	1	0
White	3	5
Two or More Races or Ethnicities	1	0

Board Independence

As required under The Nasdaq Stock Market (“Nasdaq”) listing standards, a majority of the members of the Board must qualify as “independent,” as affirmatively determined by the Board. The Board consults with the Company’s counsel to ensure that the Board’s determinations are consistent with relevant securities and other laws and regulations regarding the definition of “independent,” including those set forth in pertinent listing standards of Nasdaq, as in effect from time to time.

Consistent with these considerations, after review of all relevant identified transactions or relationships between each director, or any of his or her family members, and the Company, our senior management and our independent auditors, the Board has affirmatively determined that all of our current directors, except Mr. Fowler and Dr. Kirk, are, and our former directors who served in 2022 were, independent directors within the meaning of the applicable Nasdaq listing standards. In making these determinations, our Board has determined, upon the recommendation of our Nominating and Corporate Governance Committee, that none of our directors or the director nominees had a material or other disqualifying relationship with the Company. The Board also determined that each member of our Audit, Compensation and Nominating and Corporate Governance Committees satisfies the independence standards for such committees established by the SEC and the Nasdaq listing standards, as applicable.

Leadership Structure and Risk Oversight

The Board has an independent chair (the “Board Chair”), who has authority, among other things, to call and preside over Board meetings, including meetings of the independent directors, to set meeting agendas and to determine materials to be distributed to the Board. The Board Chair has substantial ability to shape the work of the Board. Effective May 2022, upon the resignation of Jean-Pierre Sommadossi, Ph.D., Mr. Cooper was appointed to serve as the Board Chair.

The Company believes that separation of the positions of Board Chair and Chief Executive Officer reinforces the independence of the Board in its oversight of the business and affairs of the Company. In addition, the Company believes that having an independent Board Chair creates an environment that is more conducive to objective evaluation and oversight of management’s performance, increasing management accountability and improving the ability of the Board to monitor whether management’s actions are in the best interests of the Company and its stockholders. As a result, the Company believes that having an independent Board Chair can enhance the effectiveness of the Board as a whole.

One of the Board’s key functions is informed oversight of our risk management process. The Board does not have a standing risk management committee, but rather administers this oversight function directly through the Board as a whole, as well as through various Board standing committees that address risks inherent in their respective areas of oversight. In particular, our Board is responsible for monitoring and assessing strategic risk exposure, including a determination of the nature and level of risk appropriate for the Company. Our Audit Committee has the responsibility to consider and discuss with management and the auditors, as appropriate, the Company’s guidelines and policies with respect to financial risk management and financial risk assessment, including the Company’s major financial risk exposures and the steps taken by management to monitor and control these exposures. In addition, the Audit Committee considers management risks relating to data privacy, technology and information security, including cyber security, and back-up of information systems and the steps the Company has taken to monitor and control such exposures as well as overseeing the performance of our internal audit function, as applicable. Our Compensation Committee assesses and monitors whether any of our compensation policies and programs has the potential to encourage excessive risk-taking, including risks related to executive compensation and overall compensation and benefit strategies, plans, arrangements, practices and policies. Our Nominating and Corporate Governance Committee monitors the effectiveness of our corporate governance guidelines, including whether they are successful in preventing illegal or improper liability-creating conduct. The Nominating and Corporate Governance Committee also oversees and reviews with management the Company’s major legal compliance risk exposures and the steps management has taken to monitor or mitigate such exposures, including the Company’s procedures and any related policies with respect to risk assessment and risk management. It is the responsibility of the committee chairs to report findings regarding material risk exposures to the Board as quickly as possible. In connection with its reviews of the operations and corporate functions of the Company, our Board addresses the primary risks associated with those operations and corporate functions. In addition, our Board reviews the risks associated with the Company’s business strategies periodically throughout the year as part of its consideration of undertaking any such business strategies. While the Board and its committees oversee risk management strategy, management is responsible for implementing and supervising day-to-day risk management processes and reporting to the Board and its committees on such matters.

Board Meetings and Attendance

The Board oversees our business and monitors the performance of our management. Our executive officers and management oversee our day-to-day operations. Our Board held five meetings during the fiscal year ended December 31, 2022. Each of the incumbent directors attended at least 75% of the total of the meetings of the Board and the meetings of the committees of the Board on which he or she served during the fiscal year ended December 31, 2022. The independent directors meet at least quarterly in executive sessions without management or any non-independent directors. The purpose of these executive sessions is to promote open and candid discussion among the non-employee directors. In fiscal 2022, the Company’s independent non-employee directors met six times in regularly scheduled executive sessions at which only independent directors were present. It is our policy to encourage our directors to attend the Annual Meeting. We anticipate that a majority of the members of the Board will attend the Annual Meeting.

Board Committees

Our Board has established an Audit Committee, a Compensation Committee, and a Nominating and Corporate Governance Committee. The following table provides committee membership and meeting information for the year ended December 31, 2022:

Name	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee
Franklin Berger†	X		X*
Graham Cooper†	X*	X
Elizabeth Garner, M.D.	X
Michael Kauffman, M.D., Ph.D.		X*
Micki Klearman, M.D.			X
Jean-Pierre Sommadossi, Ph.D.(1)		X
Courtney Wallace(2)		X	X
Total meetings in 2022	4	5	0

† Financial Expert

* Committee Chair

(1) Dr. Sommadossi resigned as a director and member of the Compensation Committee on May 11, 2022.

(2) Ms. Wallace was appointed as a member of the Nominating and Corporate Governance Committee on March 16, 2022 and as a member of the Compensation Committee on June 15, 2022.

Below is a description of each committee of the Board. Each of the committees has authority to engage legal counsel or other experts or consultants, as it deems appropriate to carry out its responsibilities. The Board has determined that each member of each committee meets the applicable Nasdaq rules and regulations regarding “independence” and each member is free of any relationship that would impair his or her individual exercise of independent judgment with regard to the Company. Each of the committees operates pursuant to a written charter and each committee reviews and assesses the adequacy of its charter and submits its charter to the Board for approval. The charters are all available in the “Investors & News—Governance” section of our website, www.kezarlifesciences.com. The inclusion of our website address here and elsewhere in this proxy statement does not include or incorporate by reference the information on our website into this proxy statement.

Audit Committee

The Audit Committee of the Board was established by the Board in accordance with Section 3(a)(58)(A) of the Exchange Act to oversee our corporate accounting and financial reporting processes and audits of its financial statements. For this purpose, the Audit Committee performs several functions, including, among other things:

•
evaluating the performance of and assessing the qualifications of the auditors;
•
determining whether to retain or terminate the engagement of the existing auditors or to appoint and engage new auditors;
•
determining and approving the engagement of the auditors;
•
determining and approving the engagement of the auditors to perform any proposed permissible non-audit services;
•
monitoring the rotation of partners of the auditors on the Company’s audit engagement team as required by applicable laws and rules;
•
assessing, at least annually, and taking appropriate action to oversee the independence of the auditors;
•
conferring with management and the auditors, as appropriate, regarding the scope, adequacy and effectiveness of internal control over financial reporting and disclosure controls and procedures;
•
establishing procedures, as required under applicable law, for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters; and
•
reviewing the Company’s annual audited financial statements, quarterly financial statements and disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” in the Company’s filings to be filed with the SEC with management and the auditors, as appropriate.

Mr. Cooper, Mr. Berger and Dr. Garner served as members of the Audit Committee during 2022, with Mr. Cooper serving as Chair of the committee. The Board has determined that Mr. Cooper and Mr. Berger are each an “audit committee financial expert” within the meaning of the SEC regulations and applicable listing standards of Nasdaq.

Compensation Committee

The Compensation Committee acts on behalf of the Board to review, modify (as needed) and approve, or review and recommend, as applicable, the overall compensation strategy and policies for the Company, including:

•
reviewing and approving, or reviewing and recommending to the Board for approval, annual corporate goals and objectives relevant to the compensation of our chief executive officer;
•
evaluating the performance of our chief executive officer in light of such corporate goals and objectives and determining and approving, or reviewing and recommending to the Board for approval, the compensation of our Chief Executive Officer;
•
evaluating and approving, or recommending to the Board for approval, the compensation of our other executive officers and certain other members of senior management, as appropriate;
•
reviewing and recommending to the Board the compensation of our directors;
•
appointing, compensating and overseeing the work of any compensation consultant, legal counsel or other advisor retained by the Compensation Committee;
•
conducting the independence assessment outlined in Nasdaq rules with respect to any compensation consultant, legal counsel or other advisor retained by the Compensation Committee; and
•
administering our equity compensation plans, pension and profit-sharing plans, deferred compensation plans and other similar plan and programs.

Dr. Kauffman, Mr. Cooper, and Ms. Wallace served as members of the Compensation Committee during 2022, with Dr. Kauffman serving as Chair of the committee. Dr. Sommadossi served on the Compensation Committee until his resignation as a director in May 2022. Ms. Wallace was appointed as a member of the Compensation Committee in June 2022.

Compensation Committee Processes and Procedures

Typically, the Compensation Committee meets quarterly and with greater frequency if necessary. The agenda for each meeting is usually developed by the Chair of the Compensation Committee, in consultation with our Chief Executive Officer. The Compensation Committee meets regularly in executive session. However, from time to time, various members of management and other employees, as well as outside advisers or consultants, may be invited by the Compensation Committee to make presentations, to provide financial or other background information or advice or to otherwise participate in Compensation Committee meetings. The Chief Executive Officer may not participate in, or be present during, any deliberations or determinations of the Compensation Committee regarding his compensation or individual performance objectives. The charter of the Compensation Committee grants the Compensation Committee full access to all books, records, facilities and personnel of the Company. In addition, under the charter, the Compensation Committee has the authority to obtain, at our expense, advice and assistance from compensation consultants and internal and external legal, accounting or other advisers and other external resources that the Compensation Committee considers necessary or appropriate in the performance of its duties. The Compensation Committee has direct responsibility for the oversight of the work of any consultants or advisers engaged for the purpose of advising the Compensation Committee. In particular, the Compensation Committee has the authority to retain compensation consultants to assist in its evaluation of executive and director compensation, including authority to approve the consultant’s reasonable fees and other retention terms. Under the charter, the Compensation Committee may select, or receive advice from, a compensation consultant, legal counsel or other adviser to the Compensation Committee, other than in-house legal counsel and certain other types of advisers, only after assessing the independence of such person in accordance with SEC and Nasdaq requirements that bear upon the adviser’s independence; however, there is no requirement that any adviser be independent.

During the past fiscal year, after taking into consideration the six factors prescribed by the SEC and Nasdaq, the Compensation Committee engaged Semler Brossy, an independent compensation consultant, to provide it with information, recommendations and other advice relating to executive compensation on an ongoing basis. The Compensation Committee has assessed Semler Brossy’s independence and determined that Semler Brossy had no conflicts of interest in connection with its provisions of services to the Compensation Committee. In 2022, the Compensation Committee engaged Semler Brossy to provide market data, peer group analysis and conduct an executive compensation assessment analyzing the cash and equity compensation of our executive officers and directors against compensation for similarly situated executives and directors at our peer group. Our Compensation Committee utilizes the data and analysis from Semler Brossy to evaluate and determine appropriate levels of overall compensation for our executive officers, as well as each separate element of compensation, to be consistent and competitive with our peer group.

Historically, our Compensation Committee has made most of the significant adjustments to annual compensation, determined bonus and equity awards and established new performance objectives at one or more meetings held during the first quarter of the year. However, our Compensation Committee also considers matters related to individual compensation, such as compensation for new executive hires, as well as high-level strategic issues, such as the efficacy of our compensation strategy, potential modifications to that strategy and new trends, plans or approaches to compensation, at various meetings throughout the year. Generally, the Compensation Committee’s process comprises two related elements: the determination of compensation levels and the establishment of performance objectives for the current year. For executives other than the Chief Executive Officer, our Compensation Committee solicits and considers evaluations and recommendations submitted to the Compensation Committee by the Chief Executive Officer. In the case of the Chief Executive Officer, the evaluation of his performance is conducted by the Compensation Committee, which determines any adjustments to his compensation as well as awards to be granted. For all executives and directors as part of its deliberations, the Compensation Committee may review and consider, as appropriate, materials such as executive and director stock ownership information, company stock performance data, analyses of historical executive compensation levels and current Company-wide compensation levels, including analyses of executive and director compensation paid at a peer group of other companies approved by our Compensation Committee.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee is responsible for, among other things:

•
identifying, reviewing and evaluating candidates to serve as directors of the Company (consistent with criteria approved by the Board);
•
reviewing, evaluating and considering the recommendation for nomination of incumbent directors for re-election to the Board, as well as monitoring the size of the Board;
•
recommending to the Board the persons to be nominated for election as directors and to each of the committees of the Board;

•
reviewing, discussing and assessing the performance of the Board and each of the committees of the Board; and
•
developing a set of corporate governance guidelines for the Company.

Mr. Berger, Dr. Klearman and Ms. Wallace served as members of the Nominating and Corporate Governance Committee during 2022, with Mr. Berger serving as Chair of the committee. The Nominating and Corporate Governance Committee did not meet during the fiscal year ended December 31, 2022. Our Board handled the duties delegated to our Nominating and Corporate Governance Committee during the calendar year ended December 31, 2022.

The Nominating and Corporate Governance Committee believes that candidates for director should have certain minimum qualifications, including the ability to read and understand basic financial statements, understand the Company’s industry and having the highest personal integrity and ethics. The Nominating and Corporate Governance Committee also intends to consider such factors as possessing relevant expertise upon which to be able to offer advice and guidance to management, having sufficient time to devote to the affairs of the Company, demonstrated excellence in his or her field, having the ability to exercise sound business judgment and having the commitment to rigorously represent the long-term interests of our stockholders. However, the Nominating and Corporate Governance Committee retains the right to modify these qualifications from time to time, subject to Board approval. Candidates for director nominees are reviewed in the context of the current composition of the Board, the operating requirements of the Company and the long-term interests of stockholders. In conducting this assessment, the Nominating and Corporate Governance Committee typically considers diversity, age, skills and such other factors as it deems appropriate, given the current needs of the Board and the Company, to maintain a balance of knowledge, experience and capability.

In the case of incumbent directors whose terms of office are set to expire, the Nominating and Corporate Governance Committee reviews these directors’ overall service to the Company during their terms, including the number of meetings attended, level of participation, quality of performance and any other relationships and transactions that might impair the directors’ independence. The Committee will take into account the results of the Board’s self-evaluation, conducted annually on a group and individual basis. In the case of new director candidates, the Nominating and Corporate Governance Committee also determines whether the director nominee is independent for Nasdaq purposes, which determination is based upon applicable Nasdaq listing standards, applicable SEC rules and regulations and the advice of counsel, if necessary. Generally, our Nominating and Corporate Governance Committee identifies candidates for director nominees in consultation with management, using search firms or other advisors, through the recommendations submitted by stockholders or through such other methods as the Nominating and Corporate Governance Committee deems to be helpful to identify candidates. The Nominating and Corporate Governance Committee conducts any appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates after considering the function and needs of the Board. The Nominating and Corporate Governance Committee meets to discuss and consider the candidates’ qualifications and then selects a director nominee for recommendation to the Board by majority vote. The Nominating and Corporate Governance Committee may gather information about the candidates through interviews, questionnaires, background checks or any other means that the Nominating and Corporate Governance Committee deems to be appropriate in the evaluation process. We have no formal policy regarding board diversity. Our Nominating and Corporate Governance Committee’s priority in selecting board members is identification of persons who will further the interests of our company through his or her established record of professional accomplishment, the ability to contribute positively to the collaborative culture among board members, and professional and personal experiences and expertise relevant to our growth strategy.

The Nominating and Corporate Governance Committee will consider director candidates recommended by stockholders. The Nominating and Corporate Governance Committee does not intend to alter the manner in which it evaluates candidates, including the minimum criteria set forth above, based on whether or not the candidate was recommended by a stockholder. Stockholders who wish to recommend individuals for consideration by the Nominating and Corporate Governance Committee to become nominees for election to the Board may do so by providing timely notice in writing to our Secretary at c/o Kezar Life Sciences, Inc., 4000 Shoreline Court, Suite 300, South San Francisco, California 94080. To be timely, we must receive the notice not less than 90 days nor more than 120 days prior to the anniversary of the prior year’s annual meeting of stockholders; provided, however, that in the event that the date of the annual meeting is more than 30 days before or more than 30 days after such anniversary date, we must receive the stockholder’s notice (i) no earlier than the close of business on the 120th day prior to the proposed date of the annual meeting and (ii) no later than the close of business on the later of the 90th day prior to the annual meeting or the 10th day following the day on which we first make a public announcement of the date of the annual meeting. Submissions must include the specific information required in Section 5 of our Bylaws. For additional information about our director nomination requirements, please see our Bylaws.

Audit Committee Report

The material in this report is not “soliciting material,” is not deemed filed with the SEC and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

The Audit Committee has reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2022 with management of the Company. The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC. The Audit Committee has also received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent accountants’ communications with the Audit Committee concerning independence and has discussed with the independent registered public accounting firm the accounting firm’s independence. Based on the foregoing, the Audit Committee has recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022.

Kezar Life Sciences, Inc.

Audit Committee

Graham Cooper, Chair

Franklin Berger

Elizabeth Garner, M.D.

Code of Business Conduct and Ethics

We have adopted a Code of Business Conduct and Ethics that applies to all officers, directors and employees. The Code of Business Conduct and Ethics is available in the “Investors & News—Governance” section of our website, www.kezarlifesciences.com. If we make any substantive amendments to the Code of Business Conduct and Ethics or grant any waiver from a provision of the Code of Business Conduct and Ethics to any executive officer or director, we will promptly disclose the nature of the amendment or waiver on our website.

Corporate Governance Guidelines

The Board has adopted Corporate Governance Guidelines to assure that the Board will have the necessary authority and practices in place to review and evaluate our business operations as needed and to make decisions that are independent of our management. The guidelines are also intended to align the interests of directors and management with those of our stockholders. The Corporate Governance Guidelines set forth the practices the Board intends to follow with respect to, among other things, board composition and selection including diversity, board meetings and involvement of senior management, Chief Executive Officer performance evaluation and succession planning, and board committees and compensation. The Corporate Governance Guidelines is available in the “Investors & News–Governance” section of our website, www.kezarlifesciences.com.

Policy Prohibiting Hedging and Pledging

Pursuant to our Insider Trading Policy, our officers, directors, employees and consultants are prohibited from engaging in short sales, transactions in publicly traded options, such as puts or calls, hedging transactions, margin accounts, pledges or other inherently speculative transactions with respect to our common stock at any time.

Stockholder Communications with Our Board

The Board has adopted a formal process by which stockholders may communicate with the Board or any of its directors. This information is included in our Corporate Governance Guidelines and available in the “Investors & News–Governance” section of our website, www.kezarlifesciences.com.

Environmental, Social and Governance Commitment

We are highly committed to developing policies and practices focused on environmental, social and corporate governance (“ESG”). By focusing on such ESG policies and practices, we believe we can affect a meaningful and positive change in our community and maintain an open, collaborative and positive corporate culture. We are developing zetomipzomib as a potential therapeutic for autoimmune disorders that disproportionately impact underserved communities and in indications where there is a high unmet medical need.

To ensure our ongoing success, we are committed to promoting and maintaining an inclusive, high-performing culture where all team members embrace and leverage each other’s talents and backgrounds. Our commitment to diversity is articulated in our values and reflected in every part of the organization, including an employee-led Diversity, Equity & Inclusion council. We are proud to actively support mentoring programs and internships for students in underserved communities as well as those interested in pursuing degrees in science and technology.

We are also committed to environmentally responsible operations, which includes using natural resources wisely and considering our overall impact on the environment. We conduct our operations in a single office and laboratory space to minimize waste and use of energy and water. We take steps to reduce waste streams and ensure proper treatment of both hazardous and non-hazardous materials. We conduct our business ethically and in compliance with the laws and regulations that govern our business and industry in all markets in which we operate. Our employees receive training on our Code of Business Conduct and Ethics and other compliance measures.

PROPOSAL 2: RATIFICATION OF THE SELECTION OF THE INDEPENDENT REGISTERED PUBLIC

ACCOUNTING FIRM

The Audit Committee of the Board has selected KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023 and has further directed that management submit the selection of its independent registered public accounting firm for ratification by the stockholders at the Annual Meeting. KPMG LLP has audited the Company’s financial statements since 2016. Representatives of KPMG LLP are expected to be available during the Annual Meeting with the opportunity to make a statement if he or she desires and to respond to appropriate questions.

Our organizational documents do not require that the stockholders ratify the selection of KPMG LLP as our independent registered public accounting firm. However, the Audit Committee of the Board is submitting the selection of KPMG LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee of the Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee of the Board in its discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders.

Vote Required

The affirmative vote of the holders of a majority of the shares present or represented by proxy and entitled to vote on the matter at the annual will be required to ratify the selection of KPMG LLP. Abstentions will have the same effect as a vote “Against” this proposal.

Independent Registered Public Accounting Firm Fees

The following table represents the aggregate fees billed to the Company for the fiscal years ended December 31, 2022 and 2021 by KPMG LLP, our independent registered public accounting firm. All fees described below were pre-approved by the Audit Committee.

	Fiscal Year
	2022	2021
Audit fees(1)	$774,000	$695,000
Audit-related fees	—	—
Tax fees	—	—
All other fees	—	—
Total Fees	$774,000	$695,000

(1)
Audit fees relate to the audit of our annual financial statements, review of interim financial statements and assistance with registration statements filed with the SEC.

Pre-Approval Policies and Procedures

Our Audit Committee approves all audit and pre-approves all non-audit services provided by KPMG LLP before it is engaged by us to render non-audit services to ensure that the provision of these services does not impair the auditor’s independence. These services may include audit-related services, tax services and other non-audit services.

The pre-approval requirement set forth above does not apply with respect to non-audit services if:

•
all such services do not, in the aggregate, amount to more than 5% of the total fees paid by us to KPMG LLP during the fiscal year in which the services are provided;
•
such services were not recognized as non-audit services at the time of the relevant engagement; and
•
such services are promptly brought to the attention of and approved by the Audit Committee (or its delegate) prior to the completion of the annual audit.

The Audit Committee elected to delegate pre-approval authority to the chair of the Audit Committee to approve any one or more individual permitted non-audit services for which estimated fees do not exceed $75,000 as well as adjustments to any estimated pre-approval fee thresholds up to $50,000 for any individual service. Any services that would exceed such limits should be pre-approved by the full Audit Committee. The chair will report any pre-approval granted at the next meeting of the Audit Committee.

Our Recommendation

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE IN FAVOR OF PROPOSAL 2.

PROPOSAL 3: Amendment to the Company's amended and restated Certificate of Incorporation to increase the number of Authorized Shares of Common Stock

Background Regarding Proposed Amendment

The Board is asking stockholders to approve an amendment to our amended and restated certificate of incorporation to increase the number of total authorized shares of all classes of stock that the Company has authority to issue from 135,000,000 shares to 260,000,000 shares, consisting of two classes: (1) 250,000,000 shares of common stock, $0.01 par value per share, and (2) 10,000,000 shares of preferred stock, $0.001 par value per share. On March 13, 2023, our Board adopted resolutions approving the Charter Amendment in substantially the form attached as Appendix A hereto.

If our stockholders approve the Charter Amendment, which the Board has approved and declared advisable, we expect to file a certificate of amendment with the Secretary of State of the State of Delaware to increase the number of authorized shares of our common stock and capital stock as soon as practicable following stockholder approval. In this regard, upon filing of the Charter Amendment with the Secretary of State of the State of Delaware, the first paragraph of Article IV of the amended and restated certificate of incorporation would be amended as follows, with the proposed additions underlined and proposed deletions stricken through:

“A. The Corporation is authorized to issue two classes of stock to be designated, respectively, “Common Stock” and “Preferred Stock.” The total number of shares which the Corporation is authorized to issue is ~~one hundred thirty-five million (135,000,000)~~ two hundred sixty million (260,000,000) shares. ~~One hundred twenty-five million (125,000,000)~~ Two hundred fifty million (250,000,000) shares shall be Common Stock, each having a par value of one-tenth of one cent ($0.001), and ten million (10,000,000) shares shall be Preferred Stock, each having a par value of one-tenth of one cent ($0.001).”

Under the Charter Amendment, the authorized number of shares of preferred stock, of which none are currently outstanding, would remain unchanged.

As of March 31, 2023, our common stock share utilization was as follows:

Number of Shares of Common Stock
Authorized for issuance	125,000,000
Issued and outstanding	70,816,000
Reserved for issuance:	—
Issuable pursuant to outstanding equity awards under equity compensation plans and inducement awards	13,012,156
Reserved and available for future issuance under our equity compensation plans, including our 2022 inducement plan	4,559,161
Issuable upon the exercise of our existing pre-funded warrants	1,557,153
Total share usage (sum of issued and outstanding and reserved for issuance)	89,944,470
Total share usage as percentage of authorized	72.0%

As a result, only approximately 35,055,530 shares of our common stock (or 28.0% of the total authorized shares) remain available for future issuance.

The Charter Amendment would increase the number of shares of common stock that we are authorized to issue from 125,000,000 shares of common stock to 250,000,000 shares of common stock, representing an increase of 125,000,000 shares of authorized common stock, with a corresponding increase in the total authorized capital stock, which includes common stock and preferred stock, from 135,000,000 shares to 260,000,000 shares.

Reasons for the Increase in Authorized Shares

Since the commencement of our operations, we have devoted substantially all of our resources to performing research and development activities in support of our product development efforts, hiring personnel, raising capital to support and expand such activities and providing general and administrative support for these operations. We do not have any products approved for sale and have not generated any revenue from product sales. We have funded our operations to date primarily from the issuance and sale of convertible preferred stock, public offerings of common stock and pre-funded warrants to purchase common stock and debt. We expect to continue to incur significant losses for the foreseeable future. We anticipate that a substantial portion of our capital resources and efforts in the foreseeable future will be focused on discovering new potential therapeutics, completing the necessary development, obtaining regulatory approval and preparing for commercialization of our product candidates. We will require additional financing to fund working capital and pay our obligations. We may pursue financing opportunities through the issuance of debt or equity.

The Board believes that the availability of additional authorized shares of common stock is needed to provide us with additional flexibility to issue common stock for a variety of general corporate purposes as the Board may determine to be desirable. The additional shares of common stock, if approved, may be used for various purposes without further stockholder approval. This includes, but is not limited to, using common stock as consideration for acquisitions, mergers, business combinations, collaborative or partnering arrangements or other corporate transactions, raising equity capital, including any future at-the-market equity programs, adopting additional employee benefit plans or reserving additional shares for issuance under existing plans, implementing stock splits or stock dividends and other general corporate purposes. At present, we do not have any plans, arrangements or understandings to issue any of the additional shares of common stock that would be available as a result of the approval of this proposal, other than through the Company’s existing at-the-market offering program and through our existing equity compensation plans. However, unless our stockholders approve the Proposed Certificate Amendment, we may not have sufficient unissued and unreserved authorized shares to engage in similar transactions in the future.

Further, our success also depends in part on our continued ability to attract, retain, and motivate highly qualified management and key personnel. If this proposal is not approved by our stockholders, the lack of unissued and unreserved authorized shares of common stock to provide future equity incentive opportunities could adversely impact our ability to achieve these goals.

Effect of Increase in Authorized Shares

The Charter Amendment would not change the number of shares of common stock outstanding, nor will it have any immediate dilutive effect. However, if this proposal is approved, unless otherwise required by applicable law or Nasdaq rules, the Board will be able to issue the additional shares of common stock from time to time in its discretion without further action or authorization by the stockholders. Any future issuance of additional shares of common stock authorized by the Charter Amendment may occur at times or under circumstances as to have a dilutive effect on earnings per share, book value per share or the percentage voting or ownership interest of the present holders of our common stock, none of whom have preemptive rights under the amended and restated certificate of incorporation to subscribe for additional securities that we may issue.

The Charter Amendment has been prompted by business and financial considerations. The Board currently is not aware of any attempt by a third-party to accumulate shares of common stock or take control of the Company by means of a merger, tender offer or solicitation in opposition to management or the Board. Moreover, we currently have no plans to issue newly authorized shares of common stock to discourage third parties from attempting to take over the Company. However, the Charter Amendment could, under certain circumstances, have an anti-takeover effect or delay or prevent a change in control of the Company by providing the Company the capability to engage in actions that would be dilutive to a potential acquiror, to pursue alternative transactions, or to otherwise increase the potential cost to acquire control of the Company. Thus, while we currently have no intent to use the additional authorized shares as an anti-takeover device, the Charter Amendment may have the effect of discouraging future unsolicited takeover attempts.

Once the Charter Amendment is approved, no further action by the stockholders would be necessary prior to the issuance of additional shares of common stock unless required by applicable law or Nasdaq rules. Each of the newly authorized shares of common stock will have the same rights and privileges as currently authorized shares of common stock. Adoption of the Charter Amendment will not affect the rights of the holders of currently outstanding common stock, nor will it change the par value of the common stock.

Vote Required

The affirmative vote of the holders of a majority of the outstanding voting shares will be required to approve the Charter Amendment. Abstentions will have the effect of a vote “against” this proposal.

Our Recommendation

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE IN FAVOR OF PROPOSAL 3.

Executive Officers

The following table sets forth information regarding our executive officers:

Name	Age(1)	Position(s)
John Fowler	51	Chief Executive Officer and Director
Noreen Roth Henig, M.D.	57	Chief Medical Officer
Marc Belsky	67	Chief Financial Officer and Secretary
Nick Mordwinkin	42	Chief Business Officer

(1) As of April 1, 2023

John Fowler. Biographical information for Mr. Fowler is included above with the director biographies under the caption “Information About Our Continuing Directors.”

Noreen Roth Henig, M.D. has served as our Chief Medical Officer since May 2020. Prior to joining us, she served as Chief Medical Officer of Breath Therapeutics GmbH, a biopharmaceutical company, which was acquired by Zambon SpA in 2019, from July 2018 to March 2020. Prior to Breath, Dr. Henig was Chief Medical Officer at ProQR Therapeutics NV, a publicly held biotechnology company, from March 2015 to December 2017. Dr. Henig spent 2008 through 2014 at Gilead Sciences, Inc. where she held roles with increasing responsibility. Dr. Henig has served on the board of directors of Avidity Biosciences, Inc., a public biotechnology company, since August 2019, and Lazard Growth Acquisition Corp. I, a special purpose acquisition company, from February 2021 to February 2023. Earlier in her career, Dr. Henig spent nearly 10 years in leadership roles within academic medicine at Stanford University and California Pacific Medical Center. She is a board-certified physician in Pulmonary, Critical Care and board eligible in Allergy and Immunology. Dr. Henig received her B.A. from Yale University and her M.D. from Albert Einstein College of Medicine of Yeshiva University in 1991 with a distinction in immunology. She trained in Internal Medicine at University of California, San Francisco and in Pulmonary/Critical Care and Allergy/Immunology at University of Washington, Seattle.

Marc Belsky has served as our Chief Financial Officer since March 2018 and Secretary since April 2018. Prior to joining us, from October 2009 to April 2018, Mr. Belsky held several roles at Five Prime Therapeutics, Inc., a publicly held biopharmaceutical company acquired by Amgen, Inc., including most recently as Senior Vice President and Chief Financial Officer. Prior to that, Mr. Belsky served in various roles at Cell Genesys, Inc., a biotechnology company acquired by BioSante Pharmaceuticals, Inc., Active Aero Group, Inc., DataWave Systems Inc. and Michigan National Corporation, a holding company for Michigan National Bank, which was acquired by BANA Holding Corporation. Mr. Belsky started his career as an accountant with Coopers & Lybrand, where he earned his CPA title. Mr. Belsky received a B.S. degree in accounting from Wayne State University and an M.B.A. degree from the University of Michigan.

Nick Mordwinkin, Ph.D. has served as our Chief Business Officer since July 2022. Prior to joining Kezar, he served as Head of Corporate Development, Inflammation and Fibrosis at Gilead Sciences, Inc. from July 2021 to June 2022 and as Director, Corporate Development from October 2020 to July 2021. Prior to Gilead, Dr. Mordwinkin held various business development and strategy roles at Ultragenyx Pharmaceutical Inc. from November 2015 to October 2020, most recently as Senior Director and Head of Corporate Strategy. Dr. Mordwinkin previously co-founded and served as the President of Curium Inc., a consulting firm focused on biotech and pharmaceutical strategy. Before that, he was an equity research associate at BMO Capital Markets covering SMID-cap biotechnology companies. Dr. Mordwinkin holds a B.S. in Biology and Pharm.D. from Nova Southeastern University and a Ph.D. in Pharmaceutical Sciences from the University of Southern California. Dr. Mordwinkin completed his postdoctoral training at Stanford University School of Medicine.

EXECUTIVE OFFICER AND DIRECTOR COMPENSATION

Executive Officer Compensation

Summary Compensation Table

The following table sets forth information for each of the last two completed fiscal years regarding compensation awarded to or earned by our Chief Executive Officer and the two other most highly compensated executive officers, or collectively, the named executive officers, during the fiscal years indicated:

Name and Principal Position	Year	Salary($)	Option Awards ($)(1)(2)	Non Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)		Total ($)
John Fowler	2022	575,000	5,273,600	332,063	12,848	(4)	6,193,511
Chief Executive Officer	2021	567,000	4,740,360	326,025	12,032		5,645,417
Christopher Kirk, Ph.D.	2022	468,000	1,793,024	196,560	12,848	(4)	2,470,432
President and Chief Scientific Officer	2021	443,000	1,027,078	203,780	12,032		1,685,890
Noreen Roth Henig, M.D.	2022	500,000	1,898,496	210,000	12,848	(4)	2,621,344
Chief Medical Officer	2021	475,000	1,106,084	218,500	12,032		1,811,616

________________________

(1) The amounts shown for option awards represent the aggregate grant date fair value of the option awards granted to our named executive officers during the years indicated as computed in accordance with Accounting Standards Codification Topic 718 (“ASC 718”). See Note 9 to Consolidated Financial Statements in our Annual Report on Form 10-K for a discussion of assumptions made by the Company in determining the aggregate grant date fair value of our option awards. Note that the amounts reported in this column reflect the accounting cost for these stock options and do not reflect the actual economic value that may be realized by the named executive officers upon the vesting of the stock options, the exercise of the stock options or the sale of the common stock underlying such stock options.

(2) See “—Narrative Disclosure to Summary Compensation Table—Equity-Based Incentive Awards” below for a description of the material terms of the program pursuant to which this compensation was awarded

(3) The amounts reported in this column represent annual performance-based bonuses earned based on the achievement of company and individual performance goals and other factors deemed relevant by our Board and Compensation Committee. For additional information, see “—Narrative Disclosure to Summary Compensation Table—Annual Performance-Based Cash Compensation.”

(3) The amounts include (i) $12,200 in matching contributions made by us to the named executive officer’s 401(k) plan account and (ii) $648 in life insurance premiums paid by us.

Narrative Disclosure to the Summary Compensation Table

Annual Base Salary

Our named executive officers receive a base salary to compensate them for services rendered to us. The base salary payable to each named executive officer is intended to provide a fixed component of compensation reflecting the executive’s skill set, experience, role and responsibilities. None of our named executive officers is currently party to an employment agreement or other agreement or arrangement that provides for automatic or scheduled increases in base salary. See “—Employment Arrangements” for additional information.

Equity-Based Incentive Awards

Our equity award program is the primary vehicle for offering long-term incentives to our executives. We believe that equity awards provide our executives with a strong link to our long-term performance, create an ownership culture and help to align the interests of our executives and our stockholders. Historically, we have used stock option grants for this purpose because we believe they are an effective means by which to align the long-term interests of our executive officers with those of our stockholders. The use of options also can provide tax and other advantages to our executive officers relative to other forms of equity compensation.

We award equity grants broadly to our employees, including to our non-executive employees. Grants to our executives and other employees are made at the discretion of the Board and are generally made upon commencement of employment, promotion or annually during the first quarter of each year. We believe that our equity awards are an important retention tool for our executive officers, as well as for our other employees.

In connection with our annual grant process, on January 5, 2022, our Compensation Committee granted each of Mr. Fowler, Dr. Kirk and Dr. Henig an option to purchase 500,000, 170,000 and 180,000 shares of our common stock, respectively, at an exercise price of $14.55 per share under the 2018 Equity Incentive Plan. Each option vests in equal monthly installments over a four-year period, subject to the executive’s continuous service to us through each vesting date.

Annual Performance-Based Cash Compensation

We develop a performance-based bonus program annually. Under the 2022 annual performance bonus program, each named executive officer was eligible for an annual performance bonus based on (1) the individual’s target bonus, as a percentage of annual base salary, and (2) the percentage attainment of our 2022 corporate goals established by our Board in its sole discretion and communicated to each officer. For the named executive officers other than Mr. Fowler and Dr. Kirk, annual performance bonuses are also based upon the achievement of individual goals. Each named executive officer is assigned a target performance bonus expressed as a percentage of their annual base salary, which for 2022 was 55% for Mr. Fowler, 40% for Dr. Henig and 40% for Dr. Kirk. For 2022, the Compensation Committee approved a 2022 annual performance-based bonus for each of Mr. Fowler, Dr. Kirk and Dr. Henig equal to approximately 57.75%, 42% and 42%, respectively, of their 2022 annual base salary, which represented achievement of 105% of their respective target bonuses. For 2021, the Compensation Committee approved a 2021 annual performance-based bonus for each of Mr. Fowler, Dr. Kirk and Dr. Henig equal to approximately 63.25%, 46% and 46%, respectively, of their 2021 annual base salary, which represented achievement of 115% of their respective target bonuses. These performance-based bonuses are reflected above in the column of the Summary Compensation Table above entitled “Non-Equity Incentive Plan Compensation.”

Outstanding Equity Awards at Fiscal Year-End

The following table provides information regarding equity awards held by the named executive officers that were outstanding as of December 31, 2022:

	Option Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date
John Fowler	55,721	—		$0.90	09/09/2025
	48,932	—		$1.41	09/14/2026
	177,935	—		$2.37	10/09/2027
	88,967	—		$2.37	01/06/2028
	133,451	—		$5.91	04/15/2028
	88,967	—		$5.91	04/15/2028
	171,354	3,646	(1)	$22.85	01/05/2029
	145,833	54,167	(2)	$3.29	01/11/2030
	575,000	625,000	(3)	$5.45	01/07/2031
	114,583	385,417	(4)	$14.55	01/05/2032
Christopher Kirk, Ph.D.	123,361	—		$0.90	09/09/2025
	44,483	—		$1.41	09/14/2026
	177,935	—		$2.37	10/09/2027
	88,967	—		$2.37	01/06/2028
	44,483	—		$5.91	04/15/2028
	26,690	—		$5.91	04/15/2028
	85,677	1,823	(1)	$22.85	01/05/2029
	91,146	33,854	(2)	$3.29	01/11/2030
	124,583	135,417	(3)	$5.45	01/07/2031
	38,958	131,042	(4)	$14.55	01/05/2032
Noreen Roth Henig, M.D.	193,750	106,250	(5)	$4.56	04/30/2030
	134,167	145,833	(3)	$5.45	01/07/2031
	41,250	138,750	(4)	$14.55	01/05/2032

_________________________________

(1) The shares underlying the option vest in 48 equal monthly installments following January 6, 2019, subject to the named executive officer continuing to provide service through each such date.

(2) The shares underlying the option vest in 48 equal monthly installments following January 1, 2020, subject to the named executive officer continuing to provide service through each such date.

(3) The shares underlying the option vest in 48 equal monthly installments following January 1, 2021, subject to the named executive officer continuing to provide service through each such date.

(4) The shares underlying the option vest in 48 equal monthly installments following January 5, 2022, subject to the named executive officer continuing to provide service through each such date.

(5) Of the shares underlying the option, 25% vested one year following the vesting commencement date of May 1, 2020, and the remaining shares vest in 36 equal monthly installments thereafter.

Employment Arrangements

Below are descriptions of our employment agreements and arrangements with our named executive officers. The agreements generally provide for at-will employment without any specific term and set forth the named executive officer’s initial base salary, annual target bonus and severance benefits upon a qualifying termination of employment or change in control of our company. Each named executive officer is also eligible to participate in all employee benefit plans that are generally available to our employees. Furthermore, each of our named executive officers has executed our standard form of employee confidential information and inventions agreement. The key terms of the employment agreements with our named executive officers, including potential payments upon termination or change in control, are described below.

John Fowler

Pursuant to our employment agreement with John Fowler, we agreed to an initial annual base salary, which could be increased (or decreased) from time to time based on the review of our Compensation Committee. Mr. Fowler is eligible for an annual performance bonus as determined by our Compensation Committee. For 2022, Mr. Fowler’s annual base salary was $575,000, with an annual target bonus of 55% of his annual base salary. For 2023, Mr. Fowler’s annual base salary is $606,625, with an annual target bonus of 55% of his annual base salary. Additionally, Mr. Fowler is entitled to certain severance benefits pursuant to his employment agreement, the terms of which are described under “Potential Payments and Benefits upon Termination” below.

Christopher Kirk, Ph.D.

Pursuant to our employment agreement with Christopher Kirk, we agreed to an initial annual base salary, which could be increased (or decreased) from time to time based on the review of our Compensation Committee. Dr. Kirk is eligible for an annual performance bonus as determined by our Compensation Committee. For 2022, Dr. Kirk’s annual base salary was $468,000, with an annual target bonus is 40% of his annual base salary. For 2023, Dr. Kirk’s annual base salary is $493,750, with an annual target bonus of 40% of his annual base salary.

In February 2023, Dr. Kirk announced his intention to resign from the positions of President and Chief Scientific Officer of the Company, which became effective on April 21, 2023.

Noreen Roth Henig, M.D.

Pursuant to our employment agreement with Noreen Roth Henig, we agreed to an initial annual base salary, which could be increased (or decreased) from time to time based on the review of our Compensation Committee. Dr. Henig is eligible for an annual performance bonus as determined by our Compensation Committee. In 2022, Dr. Henig’s annual base salary was $500,000 with an annual target bonus of 40% of her annual base salary. For 2023, Dr. Henig’s annual base salary is $527,500, with an annual target bonus of 40% of her annual base salary. Additionally, Dr. Henig is entitled to certain severance benefits pursuant to her employment agreement, the terms of which are described under “Potential Payments and Benefits upon Termination” below.

Potential Payments and Benefits upon Termination

Under the terms of their respective employment agreements, regardless of the manner in which a named executive officer’s service terminates, the named executive officer is entitled to receive all amounts earned during the term of service. Due to Dr. Kirk’s resignation effective April 21, 2023, Dr. Kirk is no longer eligible to receive the benefits.

In the event of a covered termination, which includes an “involuntary termination without cause” or a “resignation for good reason” as well as termination due to a “permanent disability,” each of our named executive officers is eligible to receive (i) a payment equal to the sum of his or her monthly base salary and pro-rata bonus, multiplied by 12, and (ii) 12 monthly payments equal to the monthly cost of their health insurance premiums at the time of termination.

Alternatively, upon a covered termination which occurs within three months prior to or twelve months following the effective date of a change in control (a “Change in Control Termination”), each of our named executive officers is eligible to receive (i) a payment equal to the sum of his or her monthly base salary and pro-rata bonus, multiplied by 18 in the case of Mr. Fowler or Dr. Kirk, or 12 in the case of Dr. Henig, and (ii) 18 monthly payments in the case of Mr. Fowler or Dr. Kirk, or 12 monthly payments in the case of Dr. Henig, equal to the monthly cost of health insurance premium at the time of termination.

Under the terms of their respective employment agreements, in the event of a covered termination or Change in Control Termination, the vesting of all outstanding stock options and any other equity incentive awards held by Mr. Fowler and Dr. Kirk will be accelerated in full, the period during which each stock option may be exercised will be the date that is 90 days after such termination date and any reacquisition or repurchase rights applicable to any shares issued or issuable to Mr. Fowler and Dr. Kirk under any equity incentive awards will lapse.

Under the terms of her employment agreement, in the event of a Change in Control Termination, the vesting of all outstanding stock options and any other equity incentive awards held by Dr. Henig will be accelerated in full, the period during which each stock option may be exercised will be the date that is 90 days after such termination date and any reacquisition or repurchase rights applicable to any shares issued or issuable to Dr. Henig under any equity incentive awards will lapse.

Any severance payments or benefits due to our named executive officers is subject to the named executive officer’s execution of a release a general release of claims in favor of the Company.

For purposes of each of the employment agreements with our named executive officers:

•
“cause” generally means a determination by the Company based upon reasonably available information of the named executive officer’s: (i) unauthorized use or disclosure of the Company’s confidential information or trade secrets, which use or disclosure causes harm to the Company; (ii) material breach of any agreement to which the named executive officer and the Company are a party resulting in harm to the Company; (iii) failure to comply with the Company’s written policies or rules resulting in material harm to the company; (iv) conviction of, or plea of “guilty” or “no contest” to, a felony under the laws of the United States or any State; (v) negligence or willful misconduct relating to the named executive officer’s performance of duties on behalf of the Company resulting in material harm to the Company; (vi) continuing failure to perform material and lawful assigned duties after receiving written notification of the failure from the Company’s chief executive officer; or (vii) failure to cooperate in good faith with a governmental or internal investigation of the Company or its directors, officers or employees, if the Company has requested the named executive officer’s cooperation without prejudice or personal liability to the named executive officer. With respect to clause (vi), the named executive officer will be given written notice and a 30-day period in which to cure such breach. The named executive officer agrees that the breach of any confidentiality obligation to the company or any subsidiary shall not be curable to any extent.
•
“change in control” generally means the occurrence, in a single transaction or in a series of related transactions, of any one or more of the following events: (i) the acquisition by a natural person or entity of securities of the Company representing more than 50% of our combined voting power other than by a merger, consolidation or similar transaction, except for certain transactions that are primarily a private financing for the Company or that result in an increase to the level of ownership above the specified level solely as a result of a repurchase or other acquisition of voting securities by the Company reducing the number of shares outstanding; (ii) a consummated merger, consolidation or similar transaction immediately after which our stockholders cease to own, directly or indirectly, more than 50% of the combined voting power of the surviving entity or its parent; or (iii) a consummated sale, lease, license or other disposition of all or substantially all of our assets other than to certain related parties.
•
“permanent disability” generally means total and permanent disability as defined in Section 22(e)(3) of the Internal Revenue Code of 1986, as amended (the “Code”).
•
“resignation for good reason” generally means the named executive officer’s resignation from all employee positions he or she then holds with the Company within 90 days following any of the following events taken without the named executive officer’s consent, provided the named executive officer has given the Company written notice of the event within 30 days after the first occurrence of the event and the Company has not cured the event within 30 days thereafter:
o
a material decrease in the named executive officer’s annual base salary, other than in connection with a decrease in compensation for all comparable executives of the Company;
o
the named executive officer’s duties or responsibilities are materially diminished (not simply a change in title), other than in connection with a change in control following which the Company survives as a separate legal entity or business unit and the named executive officer holds materially the same position in the legal entity or business unit as he held before the change in control;

o
a relocation of the named executive officer’s principal place of work outside of a 50-mile radius of its current location; or
o
the Company’s material breach of the named executive officer’s employment agreement.

Health and Welfare Benefits

All of our named executive officers are eligible to participate in our employee benefit plans, including our medical, dental and vision insurance plans, in each case on the same basis as all of our other employees.

401(k) Plan

Our named executive officers are eligible to participate in a defined contribution retirement plan that provides eligible U.S. employees with an opportunity to save for retirement on a tax advantaged basis. Eligible employees may defer eligible compensation on a pre-tax or after-tax (Roth) basis, up to the statutorily prescribed annual limits on contributions under the Code. Contributions are allocated to each participant’s individual account and are then invested in selected investment alternatives according to the participants’ directions. Employees are immediately and fully vested in their contributions. The 401(k) plan is intended to be qualified under Section 401(a) of the Code with the 401(k) plan’s related trust intended to be tax exempt under Section 501(a) of the Code. As a tax-qualified retirement plan, contributions to the 401(k) plan (except for Roth contributions) and earnings on those contributions are not taxable to the employees until distributed from the 401(k) plan. During 2022 and 2021, we made 100% matching contributions on up to 4% of an employee’s eligible deferred compensation, subject to established limits.

Director Compensation

Cash and Equity Compensation

We maintain a non-employee director compensation policy, pursuant to which the non-employee Board Chair receives an annual cash retainer of $70,000, and each other non-employee director receives an annual base retainer of $40,000. In addition, our non-employee directors receive the following cash compensation for committee services, as applicable:

•
each chairperson of our audit, compensation and nominating and corporate governance committees receives an additional annual retainer of $15,000, $10,000 and $8,000, respectively;
•
each other member of our audit, compensation and nominating and corporate governance committees receives an additional annual retainer of $7,500, $5,000 and $4,000, respectively; and
•
each member of our clinical strategy and execution committee receives an annual retainer of $10,000.

These retainers are payable in arrears in four equal quarterly installments on the last day of each quarter, provided that the amount of such payment will be prorated for any portion of such quarter that the director is not serving on the Board or the applicable committee. We also reimburse each of our directors for their travel expenses incurred in connection with their attendance at Board and committee meetings.

In addition, each non-employee director elected to the Board will receive an initial option to purchase 70,000 shares of our common stock. The shares subject to each such stock option will vest monthly over a three-year period, subject to the director’s continued service as a director. Further, on the date of each annual meeting of stockholders, each non-employee director that continues to serve as a non-employee member on our Board will receive an option to purchase 35,000 shares of our common stock. The shares subject to each such stock option will vest in full on the date that is 12 months after the grant date, subject to the director’s continued service as a director. The exercise price of these options will equal the fair market value of our common stock on the date of grant. Prior to the amendment of the policy in April 2023, each non-employee director elected to the Board received an initial option grant to purchase 52,000 shares of common stock and an annual option grant to purchase 26,000 shares of common stock on the date of each annual meeting of stockholders.

This policy is intended to provide a total compensation package that enables us to attract and retain qualified and experienced individuals to serve as directors and to align our directors’ interests with those of our stockholders.

Director Compensation Table

The following table sets forth information regarding the compensation earned for service on the Board by our non-employee directors during the year ended December 31, 2022.

Name	Fees Earned or Paid in Cash ($)	Option Awards(1) ($)		Total ($)
Franklin Berger	55,500	90,545	(3)	146,045
Graham Cooper	79,121	195,309	(4)	274,430
Elizabeth Garner, M.D.	57,500	90,545	(3)	148,045
Michael Kauffman, M.D., Ph.D.	60,000	90,545	(3)	150,545
Micki Klearman, M.D.	54,000	90,545	(3)	144,545
Jean-Pierre Sommadossi, Ph.D.(2)	27,198	—		27,198
Courtney Wallace	45,898	90,545	(3)	136,443

(1) The amounts reported in this column reflect the aggregate grant date fair value of the option awards granted to our directors as computed in accordance with ASC Topic 718. See Note 9 to our Consolidated Financial Statements in our Annual Report on Form 10-K for a discussion of assumptions made us in determining the aggregate grant date fair value of our option awards. Note that the amounts reported in this column reflect the accounting cost for these stock options and do not reflect the actual economic value that may be realized by the directors upon the vesting of the stock options, the exercise of the stock options or the sale of the common stock underlying such stock options.

(2) Dr. Sommadossi resigned as a director and member of the Compensation Committee on May 16, 2022.

(3) Represents an option to purchase 26,000 shares of our common stock granted in June 2022 at an exercise price of $4.80 per share. One-hundred percent (100%) of the shares subject to the option will vest on June 17, 2023, subject to the director providing continuous service through such date.

(4) Represents (i) an option to purchase 26,000 shares of our common stock granted in May 2022 at an exercise price of $5.52 per share, where one thirty-sixth (1/36th) of the shares subject to the option will vest on a monthly basis over three years, subject to the director providing continuous service through each such date, and (ii) an option to purchase 26,000 shares of our common stock granted in June 2022 at an exercise price of $4.80 per share, where one-hundred percent (100%) of the shares subject to the option will vest on June 17, 2023, subject to the director providing continuous service through such date.

The following table provides the aggregate number of outstanding stock options held by each of our non-employee directors as of December 31, 2022:

Name	Option Awards Outstanding at Year-End (#)
Franklin Berger	52,000
Graham Cooper	142,115
Elizabeth Garner, M.D.	78,689
Michael Kauffman, M.D., Ph.D.	73,688
Micki Klearman, M.D.	104,000
Jean-Pierre Sommadossi, Ph.D.	—
Courtney Wallace	78,000

EQUITY COMPENSATION PLAN INFORMATION

The following table provides certain information with respect to all of our equity compensation plans in effect as of December 31, 2022.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)(#)	Weighted-average exercise price of outstanding options, warrants and rights (b)($)	Number of securities remaining available for issuance under equity compensation plans (excluding securities reflected in column (a)) (c)(#)
Equity compensation plans approved by security holders:
2015 Equity Incentive Plan(1)	1,528,102	3.26	—
2018 Equity Incentive Plan(2)	7,967,498	8.96	782,397
2018 Employee Stock Purchase Plan(3)	—		954,987
Equity compensation plans not approved by security holders
2022 Inducement Plan(4)	624,000	9.98	2,376,000
Total	10,119,600		4,113,384

(1) Following the adoption of our 2018 Equity Incentive Plan (“2018 Plan”), no additional stock awards have been or will be granted under our 2015 Equity Incentive Plan (“2015 Plan”). Any shares becoming available under the 2015 Plan by repurchase, forfeiture, expiration or cancellation will become available for grant under the 2018 Plan.

(2) The number of shares of common stock reserved for issuance under the 2018 Plan will automatically increase on January 1 of each year by 5% of the total number of shares of our capital stock outstanding on December 31 of the preceding calendar year, or a lesser number of shares determined by our Board (which may be zero). Pursuant to the terms of the 2018 Plan, the number of shares available under the 2018 Plan was increased by 3,424,671 shares effective January 1, 2023.

(3) The number of shares of common stock reserved for issuance under our 2018 Employee Stock Purchase Plans (“ESPP”) will automatically increase on January 1 of each year by the lesser of (i) 1% of the total number of shares of our capital stock outstanding on December 31 of the preceding calendar year, (ii) 375,000 shares or (iii) such lesser number of shares determined by our Board. In December 2022, the Board acted such that there was no increase of the number of shares of our common stock reserved for issuance under the ESPP as of January 1, 2023.

(4) In April 2022, we adopted our 2022 Inducement Plan (“2022 Inducement Plan”), which is a non-stockholder approved stock plan adopted pursuant to the “inducement exception” provided under Nasdaq Listing Rule 5635(c)(4), for the award of nonstatutory stock options, restricted stock units and other equity awards to persons not previously an employee or director of the Company, or following a bona fide period of non-employment, as an inducement material to such persons entering into employment with us. Pursuant to the terms of the 2022 Inducement Plan, the Company may grant up to 3,000,000 shares of common stock in the form of inducement awards to eligible recipients in compliance with the requirements of Nasdaq Listing Rule 5635(c)(4).

TRANSACTIONS WITH RELATED PERSONS AND INDEMNIFICATION

Policies and Procedures Regarding Transactions with Related Persons

We have adopted a written Related Person Transactions Policy that sets forth our policies and procedures regarding the identification, review, consideration and approval or ratification of “related-persons transactions.” For purposes of our policy only, a “related-person transaction” is a transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which we and any “related person” are participants involving an amount that exceeds or will exceed $120,000 or, during such time as we qualify as a “smaller reporting company,” the lesser of (1) $120,000 or (2) 1% of the average of our total assets for the last two completed fiscal years. Transactions involving compensation for services provided to us as an employee, director, consultant or similar capacity by a related person are not covered by this policy. A related person is any executive officer, director, or a holder of more than 5% of our capital stock, including any of their immediate family members, and any entity owned or controlled by such persons.

Certain Related-Party Transactions

Below are our related-party transactions since January 1, 2021 to which we were a party or will be a party, other than compensation, termination and change of control arrangements with our named executive officers and directors, which are described where required under the sections entitled “Executive Officer and Director Compensation—Employment Agreements” and “Director Compensation—Cash and Equity Compensation.”

We believe the terms obtained or consideration that we paid or received, as applicable, in connection with the transactions described below were comparable to terms available or the amounts that we would pay or receive, as applicable, in arm’s-length transactions with unrelated third parties.

Registration Rights Agreement

We are party to an amended and restated investors’ rights agreement, dated June 26, 2017, with certain holders of our common stock, including Morningside Venture Investments Limited and Franklin Berger. This agreement provides that these holders are entitled to certain registration rights, including the right to demand that we file a registration statement or request that their shares be covered by a registration statement that we otherwise file. The registration rights will terminate upon the earliest of (i) the closing of a deemed liquidation event, as defined in our amended and restated certificate of incorporation, as currently in effect, (ii) with respect to each stockholder, the date when such stockholder can sell all of its registrable shares without limitation during a three-month period without registration pursuant to Rule 144 of the Securities Act or another similar exemption under the Securities Act and (iii) five years after the completion of our initial public offering.

Indemnification

We provide indemnification for our directors and executive officers so that they will be free from undue concern about personal liability in connection with their service to the Company. Our amended and restated certificate of incorporation contains provisions limiting the liability of directors, and our amended and restated bylaws provides that we will indemnify each of our directors and officers to the fullest extent permitted under Delaware law. Our amended and restated certificate of incorporation and amended and restated bylaws also provides our Board with discretion to indemnify our employees and other agents when determined appropriate by the Board. Our amended and restated bylaws will also provide that, on satisfaction of certain conditions, we will advance expenses incurred by a director or officer in advance of the final disposition of any action or proceeding, and permit us to secure insurance on behalf of any officer, director, employee or other agent for any liability arising out of his or her actions in that capacity regardless of whether we would otherwise be permitted to indemnify him or her under the provisions of Delaware law. In addition, we have entered into an indemnification agreement with each of our directors and executive officers, which requires us to indemnify them.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information known to us regarding the beneficial ownership of shares of our common stock as of April 1, 2023, by: (i) each of our named executive officers; (ii) each of our directors; (iii) all of our executive officers and directors as a group; and (iv) each person, or group of affiliated persons, known by us to beneficially own more than 5% of any class of our voting securities.

Information with respect to beneficial ownership is based on information furnished to us by each director, executive officer or stockholder who holds more than 5% of our outstanding common stock, and Schedules 13G or 13D filed with the SEC, as the case may be. Beneficial ownership is determined according to the rules of the SEC and generally means that a person has beneficial ownership of a security if he or she possesses sole or shared voting or investment power of that security and includes options and warrants that are currently exercisable within 60 days of April 1, 2023. Options to purchase shares of our common stock that are exercisable within 60 days of April 1, 2023 are deemed to be beneficially owned by the persons holding these options for the purpose of computing percentage ownership of that person, but are not treated as outstanding for the purpose of computing any other person’s ownership percentage. Except as indicated in the footnotes below, each of the beneficial owners named in the table below has, to our knowledge, sole voting and investment power with respect to all shares of common stock listed as beneficially owned by him or her, except for shares owned jointly with that person’s spouse.

We have based our calculation of beneficial ownership on 70,816,000 shares of our common stock outstanding as of April 1, 2023. Unless otherwise indicated, the address for each of the stockholders in the table below is c/o Kezar Life Sciences, Inc., 4000 Shoreline Court, Suite 300, South San Francisco, California 94080.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned	Percent of Shares Beneficially Owned
Directors and Named Executive Officers:
John Fowler(1)	2,286,755	3.1%
Christopher Kirk, Ph.D.(2)	1,304,151	1.8%
Noreen Roth Henig, M.D.(3)	478,595	*
Franklin Berger(4)	916,691	1.3%
Graham Cooper(5)	98,782	*
Elizabeth Garner, M.D.(6)	52,689	*
Michael Kauffman, M.D., Ph.D.(7)	111,378	*
Micki Klearman, M.D.(8)	59,222	*
Courtney Wallace(9)	24,556	*
All current executive officers and directors as a group (11 persons)(10)	5,931,148	7.9%
Greater than 5% Stockholders:
Avidity(11)	6,782,400	9.6%
BlackRock, Inc.(12)	4,230,913	6.0%
Equal Talent Investments Limited(13)	6,254,545	8.8%
Morningside Venture Investments Limited(14)	5,447,993	7.7%
OrbiMed(15)	4,584,322	6.5%
Prosight Management(16)	4,073,229	5.8%
State Street Corporation(17)	4,253,960	6.0%

* Represents beneficial ownership of less than 1%.

(1)
Consists of (i) 393,904 shares of common stock held by John Fowler, (ii) 3,750 shares of common stock held in trust by John Fowler, (iii) 38,461 shares of common stock held by Montebello Holdings LLC, and (iv) 1,850,640 shares of common stock issuable upon the exercise of stock options within 60 days of April 1, 2023. John Fowler is a manager of Montebello Holdings LLC.
(2)
Consists of (i) 382,398 shares of common stock and (ii) 921,753 shares of common stock issuable upon the exercise of stock options within 60 days of April 1, 2023.
(3)
Consists of (i) 11,929 shares of common stock and (ii) 466,666 shares of common stock issuable upon the exercise of stock options within 60 days of April 1, 2023.
(4)
Consists of (i) 890,691 shares of common stock and (ii) 26,000 shares of common stock issuable upon the exercise of stock options within 60 days of April 1, 2023.
(5)
Consists of 98,782 shares of common stock issuable upon the exercise of stock options within 60 days of April 1, 2023.

(6)
Consists of 52,689 shares of common stock issuable upon the exercise of stock options within 60 days of April 1, 2023.
(7)
Consists of (i) 63,690 shares of common stock and (ii) 47,688 shares of common stock issuable upon the exercise of stock options within 60 days of April 1, 2023.
(8)
Consists of 59,222 shares of common stock issuable upon the exercise of stock options within 60 days of April 1, 2023.
(9)
Consists of 24,556 shares of common stock issuable upon the exercise of stock options within 60 days of April 1, 2023.
(10)
Consists of (i) 1,803,550 shares of common stock held by all current executive officers and directors as a group and (ii) 4,127,598 shares of common stock issuable to all current executive officers and directors as a group upon exercise of stock options within 60 days of April 1, 2023.
(11)
Consists of 6,782,400 shares of common stock beneficially owned by Avidity Partners Management LP, Avidity Partners Management (GP) LLC, Avidity Capital Partners Fund (GP) LP, Avidity Capital Partners (GP) LLC, David Witzke and Michael Gregory, of which 5,889,602 shares are beneficially owned by Avidity Master Fund LP (collectively, “Avidity”). Avidity Partners Management LP, Avidity Partners Management (GP) LLC, Avidity Capital Partners Fund (GP) LP, Avidity Capital Partners (GP) LLC, David Witzke and Michael Gregory share voting and dispositive power over 6,782,400 shares of our common stock, of which 5,889,602 shares are subject to shared voting and dispositive power with Avidity Master Fund LP. The address for Avidity is 2828 N Harwood Street, Suite 1220, Dallas, TX 75201. Based on information provided in Schedule 13G filed on February 14, 2023 regarding beneficial ownership of our common stock as of December 31, 2022.
(12)
Consists of 4,230,913 shares of common stock beneficially owned by BlackRock, Inc. (“BlackRock”). BlackRock has sole voting power over 4,106,052 shares and sole dispositive power over 4,230,913 shares. The address for BlackRock is 55 East 52nd Street, New York, NY 10055. Based on information provided in Schedule 13G filed on February 3, 2023 regarding beneficial ownership of our common stock as of December 31, 2022.
(13)
Consists of 6,254,545 shares of common stock directly and beneficially owned by Equal Talent Investment Limited (“ETIL”) and beneficially held by Suk Ying Pauli Ng as a result of her position as director of ETIL. Suk Ying Pauli Ng is the sole director of ETIL and has sole voting and dispositive power with respect to the securities held by ETIL. Ms. Ng disclaims beneficial ownership of the securities owned directly by ETIL, except to the extent of her pecuniary interest therein. ETIL disclaims beneficial ownership of the securities owned directly by Morningside Venture Investments Limited. The address of Equal Talent Investment Limited is c/o THC Management Services S.A.M., 2nd Floor, Le Prince de Galles, 3-5 Avenue des Citronniers, MC 98000, Monaco. Based on information provided in Schedule 13D filed on February 16, 2021 regarding beneficial ownership of our common stock as of December 31, 2020.
(14)
Consists of 5,447,993 shares of common stock directly and beneficially owned by Morningside Venture Investments Limited (“MVIL”) and beneficially held by Frances Anne Elizabeth Richard, Jill Marie Franklin, Peter Stuart Allenby Edwards and Cheung Ka Ho, each as a result of his or her position as a director of MVIL. Frances Anne Elizabeth Richard, Jill Marie Franklin, Peter Stuart Allenby Edwards and Cheung Ka Ho are the directors of MVIL and have shared voting power and shared dispositive power over the securities held by MVIL. Ms. Richard, Ms. Franklin, Mr. Edwards and Mr. Cheung each disclaim beneficial ownership of the shares owned by MVIL, except to the extent of his or her pecuniary interest therein. MVIL disclaims beneficial ownership of the securities owned directly by ETIL. The address of Morningside Venture Investments Limited is c/o THC Management Services S.A.M., 2nd Floor, Le Prince de Galles, 3-5 Avenue des Citronniers, MC 98000, Monaco. Based on information provided in Schedule 13D filed on February 16, 2021 regarding beneficial ownership of our common stock as of December 31, 2020, and information provided in Form 4 filed on February 6, 2023.
(15)
Consists of 4,584,322 shares of common stock beneficially owned by OrbiMed Advisors LLC (“OrbiMed Advisors”) and OrbiMed Capital LLC (“OrbiMed Capital”). OrbiMed Advisors holds sole voting and dispositive power over 3,495,122 shares of our common stock, and OrbiMed Capital holds sole voting and dispositive power over 1,089,200 shares of our common stock. The address for OrbiMed Advisors and OrbiMed Capital is 601 Lexington Avenue, 54th Floor, New York, NY 10022. Based on information provided in Schedule 13G filed on February 14, 2023 regarding beneficial ownership of our common stock as of December 31, 2022.
(16)
Consists of 4,073,229 shares of common stock beneficially owned by Prosight Management, LP, Prosight Partners, LLC and W. Lawrence Hopkins. Prosight Management, LP is the general partner and investment manager of, and may be deemed to indirectly beneficially own securities owned by, Prosight Fund, LP, which has shared voting and shared dispositive power over 504,585 shares, and Prosight Plus Fund, LP, which has shared voting and shared dispositive power over 1,261,286 shares. Prosight Management, LP is a sub-advisor for certain separate managed accounts (“Managed Accounts”) and may be deemed to indirectly beneficially own shares owned by the Managed Accounts. Prosight Partners, LLC is the general partner of, and may be deemed to beneficially own, shares beneficially owned by Prosight Management, LP. Mr. Hawkins is the sole manager of, and may be deemed to beneficially own shares beneficially owned by, Prosight Partners, LLC. Prosight Fund, LP, Prosight Plus Fund, LP and the Managed Accounts are the record and direct beneficial owners of shares of our common stock. Prosight Fund, LP disclaims beneficial ownership of the shares of common stock held by the Managed Accounts and Prosight Plus Fund, LP.

Prosight Plus Fund, LP disclaims beneficial ownership of the shares of common stock held by the Managed Accounts and Prosight Fund, LP. The address of Prosight Management, LP, Prosight Fund, LP, Prosight Plus Fund, LP, Prosight Partners, LLC and W. Lawrence Hopkins is c/o Prosight Management, LP, 5956 Sherry Lane, Suite 1365, Dallas, TX. Based on information provided in Schedule 13G filed on April 21, 2023, regarding beneficial ownership of our common stock as of April 11, 2023.
(17)
Consists of 4,253,960 shares of common stock beneficially owned by State Street Corporation (“State Street”). State Street has shared voting power over 4,190,860 shares and shared dispositive power over 4,253,960 shares. The address for State Street is State Street Financial Center, One Lincoln Street, Boston MA 02111. Based on information provided in Schedule 13G filed on February 3, 2023 regarding beneficial ownership of our common stock as of December 31, 2022.

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for Notices of Internet Availability of Proxy Materials or other Annual Meeting materials with respect to two or more stockholders sharing the same address by delivering a single Notice of Internet Availability of Proxy Materials or other Annual Meeting materials addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

This year, a number of brokers with account holders who are our stockholders will be “householding” our Proxy Materials. A single Notice of Internet Availability of Proxy Materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate Notice of Internet Availability of Proxy Materials, please notify your broker or Kezar Life Sciences, Inc. Direct your written request to Kezar Life Sciences, Inc., 4000 Shoreline Court, Suite 300, South San Francisco, California 94080, Attn: Marc L. Belsky, Secretary, or contact Mr. Belsky at (650) 822-5612. Stockholders who currently receive multiple copies of the Notices of Internet Availability of Proxy Materials at their addresses and would like to request “householding” of their communications should contact their brokers.

OTHER MATTERS

The Board knows of no business to be brought before the 2023 Annual Meeting which is not referred to in the accompanying Notice of Annual Meeting. Should any such matters be presented, the persons named in the proxy shall have the authority to take such action in regard to such matters as in their judgment seems advisable. If you hold shares through a broker, bank or other nominee as described above, they will not be able to vote your shares on any other business that comes before the Annual Meeting unless they receive instructions from you with respect to such matter.

By Order of the Board of Directors

/s/ Marc L. Belsky

Marc L. Belsky, Chief Financial Officer and Secretary

South San Francisco, California
April 27, 2023

A copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2022 is available without charge upon written request to: Kezar Life Sciences, Inc., 4000 Shoreline Court, Suite 300, South San Francisco, California 94080, Attn: Marc L. Belsky, Secretary.

Appendix A

CERTIFICATE OF AMENDMENT TO THE

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF KEZAR LIFE SCIENCES, INC.

Kezar Life Sciences, Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware, does hereby certify as follows:

First: The name of the Corporation is Kezar Life Sciences, Inc.

Second: The date of filing the original Certificate of Incorporation of the Corporation with the Secretary of State of the State of Delaware was February 19, 2015.

Third: The Board of Directors of the Corporation, acting in accordance with the provisions of Sections 141 and 242 of the General Corporation Law of the State of Delaware, adopted resolutions amending its Amended and Restated Certificate of Incorporation as follows:

The first paragraph of Article IV is hereby deleted in its entirety and replaced as follows:

“A. The Corporation is authorized to issue two classes of stock to be designated, respectively, “Common Stock” and “Preferred Stock.” The total number of shares which the Corporation is authorized to issue is three hundred ten million (260,000,000) shares. Two hundred fifty million (250,000,000) shares shall be Common Stock, each having a par value of one-tenth of one cent ($0.001) and ten million (10,000,000) shares shall be Preferred Stock, each having a par value of one-tenth of one cent ($0.001).”

Fourth: The foregoing amendment was submitted to the stockholders of the Corporation for their approval, and was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

[Signature Page Follows]

In Witness Whereof, Kezar Life Sciences, Inc. has caused this Certificate of Amendment to be signed by its Chief Executive Officer on this __ day of _____, 2023.

KEZAR LIFE SCIENCES, INC.

By: ___________________________

John Fowler

Chief Executive Officer

SCAN TO VIEW MATERIALS & VOTEwSCAN TO VIEW MATERIALS & VOTEw KEZAR LIFE SCIENCES, INC. 4000 SHORELINE COURT, SUITE 300SOUTH SAN FRANCISCO, CA 94080 VOTE BY INTERNET - www.proxyvote.comor scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on June 13, 2023. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxycards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until11:59 p.m. Eastern Time on June 13, 2023. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark,sign and date yourproxycard and returnitin the postage-paidenvelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. V14647-TBD KEZAR LIFE SCIENCES, INC. The Board of Directors recommends you vote FOR all of the following nominees: 1.Election of Directors Nominees:ForWithhold 1a.Franklin Berger!! 1b.Graham Cooper!! 1c.Micki Klearman, M.D. !! ForAgainstAbstain The Board of Directors recommends you vote FOR the following proposal: 2.Ratification of the selection of KPMG LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2023. !!! ForAgainstAbstain The Board of Directors recommends you vote FOR the following proposal: 3.Approval of an amendment to the Company’s amended and restated certificate of incorporation to increase the number of authorized shares of common !!! stock from 125,000,000 shares to 250,000,000 shares. NOTE: Such other matters properly brought before the Annual Meeting. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporateor partnership name by authorized officer.

2023

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com. V14648-TBD KEZAR LIFE SCIENCES, INC. Annual Meeting of Stockholders June 14, 1:00 PM, Pacific Time This proxy is solicited by the Board of Directors The stockholder hereby appoints John Fowler and Marc Belsky, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of KEZAR LIFE SCIENCES, INC. that the stockholder is entitled to vote at the Annual Meeting of Stockholders to be held at 1:00 PM, PDT on June 14, 2023 at 4000 Shoreline Court, Suite 300, South San Francisco, CA 94080 and any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations. Continued and to be signed on reverse side